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Washington Mutual Asset-Backed Certificates

WMABS Series 2006-HE5 Trust

Issuing Entity

$610,213,000

(+/-5% Approximate)

WaMu Asset Acceptance Corp.

Depositor

Washington Mutual Mortgage Securities Corp.

Sponsor and Seller

Washington Mutual Bank

Servicer

WaMu Capital Corp.

(Manager)

Important Notice About Information Presented in this
Preliminary Term Sheet

The depositor has filed a registration statement (including a prospectus) with the SEC for the offering to which this preliminary term sheet relates.  Before you invest, you should read the prospectus in that registration statement and other documents the depositor has filed with the SEC for more complete information about the depositor and this offering.  You may obtain the documents for free by visiting EDGAR on the SEC web site at www.sec.gov. Alternatively, the depositor, any underwriter or any dealer participating in the offering will arrange to send you the prospectus if you so request by calling toll-free 1-800-667-9569.

This preliminary term sheet is not required to contain all of the information that is required to be included in the base prospectus and the prospectus supplement.

The information in this preliminary term sheet is preliminary and is subject to completion or change.

The information in this preliminary term sheet supersedes information contained in any prior communication relating to these securities.

Numerous assumptions were used in preparing this preliminary term sheet which may or may not be stated herein.  This preliminary term sheet should not be construed as either projections or predictions or as legal, tax, financial or accounting advice.

This preliminary term sheet is not an offer to sell or a solicitation of any offer to buy nor shall there be any sale of the securities discussed in this preliminary term sheet in any state in which such offer, solicitation or sale would be unlawful prior to registration or qualification under the securities laws of any such state.

Please be advised that asset-backed securities may not be appropriate for all investors.  Potential investors must be willing to assume, among other things, market price volatility, prepayments, yield curve and interest rate risk.  Investors should fully consider the risk of an investment in these securities.

This preliminary term sheet is being delivered to you solely to provide you with information about the offering of the asset-backed securities referred to in this preliminary term sheet and to solicit an indication of your interest in purchasing such securities, when, as and if issued.  Any such indication of interest will not constitute a contractual commitment by you to purchase any of the securities.  You may withdraw your indication of interest at any time.

IMPORTANT NOTICE RELATING TO AUTOMATICALLY GENERATED EMAIL DISCLAIMERS

Any legends, disclaimers or other notices that may appear at the bottom of the email communication to which this preliminary term sheet is attached relating to (1) no representation that these materials are accurate or complete and may not be updated or (2) these materials possibly being confidential are not applicable to these materials and should be disregarded.  Such legends, disclaimers or other notices have been automatically generated as a result of these materials having been sent via Bloomberg or another system.

Preliminary Term Sheet	Date Prepared: November 28, 2006

$610,213,000
(+/- 5% Approximate)

Washington Mutual Asset-Backed Certificates
WMABS Series 2006-HE5 Trust

Class(1,2)	Principal Balance($)
Expected Rating
		S&P/Moody’s	Assumed Final Distribution Date	Certificate Type

I-A(3)	$269,063,000	AAA/Aaa	October 25, 2036	Floating Rate Senior
II-A-1	119,605,000	AAA/Aaa	October 25, 2036	Floating Rate Senior
II-A-2	84,079,000	AAA/Aaa	October 25, 2036	Floating Rate Senior
II-A-3	11,060,000	AAA/Aaa	October 25, 2036	Floating Rate Senior
M-1	25,666,000	AA+/Aa1	October 25, 2036	Floating Rate Subordinate
M-2	32,404,000	AA/Aa2	October 25, 2036	Floating Rate Subordinate
M-3	11,549,000	AA-/Aa3	October 25, 2036	Floating Rate Subordinate
M-4	12,833,000	A+/A1	October 25, 2036	Floating Rate Subordinate
M-5	11,229,000	A/A2	October 25, 2036	Floating Rate Subordinate
M-6	9,304,000	A-/A3	October 25, 2036	Floating Rate Subordinate
M-7	9,625,000	BBB+/Baa1	October 25, 2036	Floating Rate Subordinate
M-8	5,775,000	BBB/Baa2	October 25, 2036	Floating Rate Subordinate
M-9	8,021,000	BBB-/Baa3	October 25, 2036	Floating Rate Subordinate
B-1(3)	8,341,000	BB+/Ba1	October 25, 2036	Floating Rate Subordinate
B-2(3)	6,417,000	BB/Ba2	October 25, 2036	Floating Rate Subordinate
Total	$624,971,000

(1)     The Class I-A Certificates will be backed primarily by the Group I Mortgage Loans. The Class II-A-1, Class II-A-2  and Class II-A-3 Certificates will be backed primarily by the Group II Mortgage Loans. The Class M and Class B Certificates (as defined herein) will be backed by the cash flows from the Mortgage Loans.   The principal balance of each class of the Certificates is subject to a 5% variance.

(2)     The Certificates are priced to a 10% Clean-up Call.  The margin on the Class I-A, Class II-A-1, Class II-A-2 and Class II-A-3 Certificates will be equal to 2.0x the original margin beginning on the first Distribution Date after the 10% Clean-up Call may first be exercised.  The margin on the Class M and Class B Certificates will be equal to 1.5x the original margin beginning on the first Distribution Date after which the 10% Clean-up Call may first be exercised.

(3)     Not offered hereby.

Depositor:  WaMu Asset Acceptance Corp.

Sponsor and Seller:  Washington Mutual Mortgage Securities Corp.

Issuing Entity:  Washington Mutual Asset-Backed Certificates WMABS Series 2006-HE5 Trust.  The Issuing Entity is also referred to herein as the “Trust.”

Originators:  The following entities originated at least 10% of the mortgage loans (by aggregate scheduled principal balance of the mortgage loans as of Cut-off Date):  People’s Choice Home Loan, Inc., approximately 55.92% and First NLC Financial Services, LLC, approximately 15.10%.  No other entity originated more than 10% of the mortgage loans.

Servicer:  Washington Mutual Bank.

Servicing Fee Rate:  0.50% per annum.

Manager:  WaMu Capital Corp.

Trustee:  LaSalle Bank National Association

Delaware Trustee:  Christiana Bank & Trust Company

Trustee Fee Rate:    0.0020% per annum.  The Trustee will retain interest earned on amounts in the distribution account prior to any Distribution Date as part of its compensation.

Swap Counterparty:  TBD.

Group I Certificates:  The Class I-A Certificates.

Group II Certificates:  The Class II-A-1, Class II-A-2 and Class II-A-3 Certificates.

Class A Certificates:  The Group I Certificates and the Group II Certificates.

Class M Certificates:    The Class M-1, Class M-2, Class M-3, Class M-4, Class M-5, Class M-6, Class M-7, Class M-8 and Class M-9 Certificates.

Class B Certificates:  The Class B-1 and Class B-2 Certificates.

Certificates:  The Class A, Class M and Class B Certificates.

Federal Tax Status:  The Certificates will represent ownership of REMIC regular interests and an undivided right to receive any Net WAC Rate Carryover Amounts for tax purposes.

Registration:  The Certificates will be available in book-entry form through the Depository Trust Company and, upon request, through Clearstream, Luxembourg and the Euroclear System.  The Class B Certificates will be available through the PORTAL system.  The Certificates will be issued in minimum denominations of $25,000 original certificate principal balance and integral multiples of $1 in excess thereof.

Unregistered Securities:  The Class B Certificates will not be registered under the Securities Act of 1933 in reliance on the exemption provided by Rule 144A.  Investors will be deemed to have represented that they are Qualified Institutional Buyers (“QIBs”) as defined in Rule 144A.

Cut-off Date:  November 1, 2006.

Expected Pricing Date:  Week of November 27, 2006.

Expected Closing Date:  On or about December 7, 2006.

Expected Settlement Date:  On or about December 7, 2006.

Distribution Date:  The 25th day of each month (or if such day is not a business day, the next succeeding business day) commencing in December 2006.

Final Scheduled Distribution Date:  October 2036.  The actual final Distribution Date for each class of the Certificates may be earlier or later, and could be substantially earlier, than the Distribution Date in October 2036.

Due Period:   With respect to any Distribution Date, the period commencing on the 2nd day of the month preceding the month in which the Distribution Date occurs and ending on the 1st day of the month in which such Distribution Date occurs.

Prepayment Period:  With respect to any Distribution Date, (i) the period commencing on the 15th day of the month preceding the month in which the Distribution Date occurs (or in the case of the first Distribution Date, the Cut-off Date) and ending on the 14th day of the month in which such Distribution Date occurs, for purposes of prepayments in full; and (ii) the calendar month immediately preceding the month in which the Distribution Date occurs, for any other purpose.

Accrued Interest:  The price to be paid by investors for the Certificates will not include accrued interest (settling flat).

Interest Accrual Period:  With respect to each Distribution Date, the period commencing on the previous Distribution Date (or, in the case of the first Distribution Date, the Closing Date) and ending on the day prior to such Distribution Date (on an actual/360 basis).

ERISA Eligibility:  It is expected that the Class A and Class M Certificates may be purchased by a pension or other employee benefit plan subject to the Employee Retirement Income Security Act of 1974 or Section 4975 of the Internal Revenue Code of 1986, as amended, so long as the conditions of certain class exemptions are met.  Investors should consult their own advisors.

SMMEA Eligibility:  None of the Certificates is expected to be SMMEA eligible.

Clean-up Call:  The terms of the transaction will allow for a clean-up call of the Mortgage Loans and the retirement of the Certificates, which may be exercised by the Servicer, on the Distribution Date following the determination date in which the aggregate stated principal balance of the Mortgage Loans is less than or equal to 10% of the aggregate stated principal balance of the Mortgage Loans as of the Cut-off Date.

Mortgage Loans:  The mortgage loans will consist of a pool of fixed-rate and adjustable-rate, one- to four-family, first and second lien residential mortgage loans.  The description of the mortgage loans is on the basis of their scheduled principal balances as of the Cut-off Date.  As of the Cut-off Date, the mortgage loans expected to be delivered to the Trust on the Closing Date have an aggregate scheduled principal balance of approximately $641,653,691 of which: (i) approximately $356,847,932 consist of a pool of conforming balance, first and second lien, fixed-rate and adjustable-rate mortgage loans (the “Group I Mortgage Loans”) and (ii) approximately $284,805,759 consist of a pool of conforming and non-conforming balance, first and second lien, fixed-rate and adjustable-rate mortgage loans (the “Group II Mortgage Loans” and together with the Group I Mortgage Loans, the “Mortgage Loans”).  The Mortgage Loans have the characteristics described on Exhibit A.

Adjusted Net Mortgage Rate:  With respect to any Mortgage Loan, the mortgage rate for such Mortgage Loan less the sum of (i) the servicing fee rate and (ii) the trustee fee rate.

Adjusted Net Maximum Mortgage Rate:  With respect to any Mortgage Loan, the maximum mortgage rate for such Mortgage Loan (or the mortgage rate for such Mortgage Loan, if such Mortgage Loan has a fixed rate) less the sum of (i) the servicing fee rate and (ii) the trustee fee rate.

Pass-Through Rate:  With respect to each class of Certificates on any Distribution Date, a per annum rate equal to the lesser of (i) the related Formula Rate and (ii) the related Net WAC Rate.

Formula Rate:  With respect to each class of Certificates, a per annum rate equal to the lesser of (i) One Month LIBOR plus the related margin for such class and (ii) the related Maximum Cap.

Group I Net WAC Rate:  With respect to any Distribution Date (other than the first Distribution Date) and the Group I Certificates, a per annum rate equal to (A) the weighted average of the Adjusted Net Mortgage Rates of the Group I Mortgage Loans (adjusted for principal payments distributed on a prior distribution date) less (B) the annualized percentage equivalent of a fraction, (i) the numerator of which is equal to the net swap payment (including any swap termination payment other than those triggered by a Swap Counterparty trigger event), if any, made to the Swap Counterparty allocable to the Group I Mortgage Loans and (ii) the denominator of which is the aggregate stated principal balance of the Group I Mortgage Loans (adjusted to an effective rate reflecting the accrual of interest on an actual/360 basis).

Group II Net WAC Rate:  With respect to any Distribution Date (other than the first Distribution Date) and the Group II Certificates, a per annum rate equal to (A) the weighted average of the Adjusted Net Mortgage Rates of the Group II Mortgage Loans (adjusted for principal payments distributed on a prior distribution date) less (B) the annualized percentage equivalent of a fraction, (i) the numerator of which is equal to the net swap payment (including any swap termination payment other than those triggered by a Swap Counterparty trigger event), if any, made to the Swap Counterparty allocable to the Group II Mortgage Loans, and (ii) the denominator of which is the aggregate stated principal balance of the Group II Mortgage Loans (adjusted to an effective rate reflecting the accrual of interest on an actual/360 basis).

Subordinate Net WAC Rate:  With respect to any Distribution Date (other than the first Distribution Date) and the Class M and Class B Certificates, a per annum rate equal to the weighted average (weighted in proportion to the results of subtracting from the aggregate principal balance of each loan group as of the due date in the month preceding the month of such distribution date (adjusted for principal payments distributed on a prior distribution date) the principal balance of the related Class A Certificates), of (i) the Group I Net WAC Rate and (ii) the Group II Net WAC Rate.

Group I Maximum  Cap Rate:  With respect to the Group I Certificates, a per annum rate equal to the product of (A) the weighted average of the Adjusted Net Maximum Mortgage Rates of the Group I Mortgage Loans (adjusted for principal payments distributed on a prior distribution date) and (B) the quotient (i) the numerator of which is aggregate stated principal balance of the Mortgage Loans and (ii) the denominator of which is the aggregate principal balance of the Certificates, plus the annualized percentage equivalent of a fraction, (x) the numerator of which is equal to any net swap payment received from the Swap Counterparty less any net swap payment (including any swap termination payment other than those triggered by a Swap Counterparty trigger event) made to the Swap Counterparty and  (y) the denominator of which is the aggregate principal balance of the Certificates (adjusted to an effective rate reflecting the accrual of interest on an actual/360 basis).

Group II Maximum Cap Rate:  With respect to the Group II Certificates, a per annum rate equal to the product of (A) the weighted average of the Adjusted Net Maximum Mortgage Rates of the Group II Mortgage Loans (adjusted for principal payments distributed on a prior distribution date) and (B) the quotient (i) the numerator of which is aggregate stated principal balance of the Mortgage Loans and (ii) the denominator of which is the aggregate balance of the Certificates, plus the annualized percentage equivalent of a fraction, (x) the numerator  of which is equal to any net swap payment received from the Swap Counterparty less any net swap payment (including any swap termination payment other than those triggered by a Swap Counterparty trigger event) made to the Swap Counterparty and (y) the denominator of which is the aggregate principal balance of the Certificates (adjusted to an effective rate reflecting the accrual of interest on an actual/360 basis).

Subordinate Maximum Cap Rate:  With respect to the Class M and Class B Certificates, a per annum rate equal to the weighted average (weighted in proportion to the results of subtracting from the aggregate principal balance of each loan group as of the due date in the month preceding the month of such distribution date (adjusted for principal payments distributed on a prior distribution date) the principal balance of the related Class A Certificates) of the Group I Maximum Cap Rate and the Group II Maximum Cap Rate.

Net WAC Rate Carryover Amount:    With respect to any class of Certificates on any Distribution Date on which the Pass-Through Rate for such class of Certificates is limited by the related Net WAC Rate, an amount equal to the sum of (i) the excess of (a) the amount of interest that would have accrued on such class based on the related Formula Rate over (b) the amount of interest actually accrued on such class based on the related Net WAC Rate, and (ii) the unpaid portion of any related Net WAC Rate Carryover Amount from the prior Distribution Date together with accrued interest thereon at the related Formula Rate.  With respect to any class of Certificates on any Distribution Date on which the Pass-Through Rate for such class of Certificates is the related Formula Rate, the unpaid portion of any related Net WAC Rate Carryover Amount from the prior Distribution Date together with accrued interest thereon at the related Formula Rate.  Any Net WAC Rate Carryover Amount will be paid on such Distribution Date or future Distribution Dates to the extent of funds available.

Group I Interest Distribution Amount:  With respect to any Distribution Date, an amount equal to the sum of (a) the portion of available funds attributable to interest received or advanced with respect to the Group I Mortgage Loans and (b) compensating interest paid by the Servicer with respect to the Group I Mortgage Loans.

Group II Interest Distribution Amount:  With respect to any Distribution Date, an amount equal to the sum of (a) the portion of available funds attributable to interest received or advanced with respect to the Group II Mortgage Loans and (b) compensating interest paid by the Servicer with respect to the Group II Mortgage Loans.

Group I Principal Allocation Percentage:  With respect to any Distribution Date, the principal remittance amount for the Group I Mortgage Loans divided by the aggregate principal remittance amount for all of the Mortgage Loans.

Group II Principal Allocation Percentage:  With respect to any Distribution Date, the principal remittance amount for the Group II Mortgage Loans divided by the aggregate principal remittance amount for all of the Mortgage Loans.

Group I and Group II Principal Distribution Amounts:  With respect to any Distribution Date, generally an amount determined by multiplying the related Group I Principal Allocation Percentage or Group II Principal Allocation Percentage by the aggregate principal remittance amount for the Mortgage Loans.

Group I Senior Principal Distribution Amount:  With respect to any Distribution Date, an amount equal to the lesser of (I) the aggregate principal balance of the Group I Certificates immediately prior to such Distribution Date and (II) the excess of (x) the aggregate principal balance of the Group I Certificates immediately prior to such Distribution Date over (y) the lesser of (A) the product of (i) approximately 50.80% and (ii) the aggregate stated principal balance of the Group I Mortgage Loans as of the last day of the related Due Period (after giving effect to scheduled payments of principal due during the related Due Period, to the extent received or advanced, and unscheduled collections of principal received during the related Prepayment Period) and (B) the aggregate stated principal balance of the Group I Mortgage Loans as of the last day of the related Due Period (after giving effect to scheduled payments of principal due during the related Due Period, to the extent received or advanced, and unscheduled collections of principal received during the related Prepayment Period) minus 0.50% of the aggregate stated principal balance of the Group I Mortgage Loans as of the Cut-off Date.

Group II Senior Principal Distribution Amount:  With respect to any Distribution Date, an amount equal to the lesser of (I) the aggregate principal balance of the Group II Certificates immediately prior to such Distribution Date and (II) the excess of (x) the aggregate principal balance of the Group II Certificates immediately prior to such Distribution Date over (y) the lesser of (A) the product of (i) approximately 50.80% and (ii) the aggregate stated principal balance of the Group II Mortgage Loans as of the last day of the related Due Period (after giving effect to scheduled payments of principal due during the related Due Period, to the extent received or advanced, and unscheduled collections of principal received during the related Prepayment Period) and (B) the aggregate stated principal balance of the Group II Mortgage Loans as of the last day of the related Due Period (after giving effect to scheduled payments of principal due during the related Due Period, to the extent received or advanced, and unscheduled collections of principal received during the related Prepayment Period) minus 0.50% of the aggregate stated principal balance of the Group II Mortgage Loans as of the Cut-off Date.

Overcollateralization Target Amount:  With respect to any Distribution Date:

(i)  prior to the Stepdown Date, 2.60% of the aggregate stated principal balance of the Mortgage Loans as of the Cut-off Date; and,

(ii)   on or after the Stepdown Date, the greater of:

  (a) the lesser of (x) 2.60% of the aggregate stated principal balance of the Mortgage Loans as of the Cut-off Date and (y) 5.20% of the current aggregate stated principal balance of the Mortgage Loans; and

  (b) 0.50% of the aggregate stated principal balance of the Mortgage Loans as of the Cut-off Date (the “OC Floor”); provided however, that on any Distribution Date on which a Trigger Event is in effect, the Overcollateralization Target Amount will be equal to the Overcollateralization Target Amount as of the preceding Distribution Date.

Stepdown Date:  The earlier to occur of:

(i)  the Distribution Date following the Distribution Date on which the aggregate principal balance of the Class A Certificates has been reduced to zero; and,

(ii)  the later to occur of

(x) the Distribution Date occurring in December 2009 and

(y) the first Distribution Date on which the Credit Enhancement Percentage is greater than or equal to 49.20%.

Credit Enhancement:  Consists of the following:

1) Monthly Excess Cashflow;

2) Overcollateralized Amount;

3) Subordination; and

4) Net swap payments received from the Swap Counterparty (if any).

Monthly Excess Cashflow:  With respect to any Distribution Date, an amount equal to the available funds remaining after priorities (I) and (II) under “Priority of Distributions.”

Overcollateralized Amount:  With respect to any Distribution Date, the excess of the aggregate stated principal balance of the Mortgage Loans on the last day of the related Due Period (after giving effect to scheduled payments of principal due during the related Due Period, to the extent received or advanced, and unscheduled collections of principal received during the related Prepayment Period) over the aggregate principal balance of the Class A, Class M, Class B and Class P Certificates (not offered hereby) (assuming that 100% of the aggregate principal remittance amount is applied as a principal payment on such Distribution Date).  On the Closing Date, the Overcollateralized Amount will be fully funded at approximately 2.60% of the aggregate stated principal balance of the Mortgage Loans as of the Cut-off Date.  To the extent the Overcollateralized Amount is reduced below the Overcollateralization Target Amount, Monthly Excess Cashflow will be distributed to the Certificates as described below to build the Overcollateralized Amount until the Overcollateralization Target Amount is reached.

Credit Enhancement Percentage:  With respect to any Distribution Date an amount equal to (i) the sum of (a) the aggregate principal balance of the Class M and Class B Certificates and (b) the Overcollateralized Amount divided by (ii) the aggregate stated principal balance of the Mortgage Loans.

Delinquency Trigger Event:  With respect to any Distribution Date on or after the Stepdown Date, if the percentage of aggregate stated principal balance of (i) Mortgage Loans delinquent 60 days or more, (ii) REO properties and (iii) Mortgage Loans in foreclosure and in bankruptcy (excluding any such Mortgage Loans which are less than 60 days delinquent under the bankruptcy plan) exceeds 32.52% of the Credit Enhancement Percentage.

Loss Trigger Event:  With respect to any Distribution Date on or after December 2008, if the cumulative Realized Losses on the Mortgage Loans as a percentage of the aggregate stated principal balance of the Mortgage Loans as of the Cut-off Date, for the related Distribution Date are greater than:

Distribution Date	Cumulative Realized Loss Percentage
December 2008 to November 2009	1.55% for the first month, plus an additional 1/12th of 1.90% for each month thereafter
December 2009 to November 2010	3.45% for the first month, plus an additional 1/12th of 1.95% for each month thereafter
December 2010 to November 2011	5.40% for the first month, plus an additional 1/12th of 1.60% for each month thereafter
December 2011 to November 2012	7.00% for the first month, plus an additional 1/12th of 0.85% for each month thereafter
December 2012 and thereafter	7.85%

Trigger Event:  Withrespect to any Distribution Date if either a Loss Trigger Event or a Delinquency Trigger Event is in effect on such Distribution Date.

Credit Support:

Initial Credit Enhancement Percentage		Target Credit Enhancement Percentage On and After Stepdown Date
Class	Percent	Class	Percent
A	24.60%	A	49.20%
M-1	20.60%	M-1	27.50%
M-2	15.55%	M-2	27.50%
M-3	13.75%	M-3	27.50%
M-4	11.75%	M-4	23.50%
M-5	10.00%	M-5	20.00%
M-6	8.55%	M-6	17.10%
M-7	7.05%	M-7	14.10%
M-8	6.15%	M-8	12.30%
M-9	4.90%	M-9	9.80%
B-1	3.60%	B-1	7.20%
B-2	2.60%	B-2	5.20%

Realized Losses:  If a Mortgage Loan becomes a liquidated loan, the net liquidation proceeds relating thereto may be less than the principal balance on such Mortgage Loan.  The amount of such insufficiency is a “Realized Loss.”  Realized Losses on the Mortgage Loans will be absorbed first, by Excess Cashflow, second by certain payments made by the Swap Counterparty and third by a reduction of the Overcollateralized Amount.  Following the reduction of the Overcollateralized Amount to zero, all remaining Realized Losses will be applied to reduce the principal balance of the Class B and Class M Certificates in reverse sequential order, first to the Class B‑2 Certificates, second to the Class B‑1 Certificates, third to the Class M-9 Certificates, fourth to the Class M-8 Certificates, fifth to the Class M-7 Certificates, sixth to the Class M-6 Certificates, seventh to the Class M-5 Certificates, eighth to the Class M-4 Certificates, ninth to the Class M-3 Certificates, tenth to the Class M-2 Certificates and eleventh to the Class M-1 Certificates.

Swap Agreement:  On the Closing Date, the Trust will enter into an agreement with the Swap Counterparty pursuant to which on each Distribution Date for the second Distribution Date through the 60th Distribution Date, until the swap is retired (i) the Trust shall be obligated to pay the Swap Counterparty an amount equal to the product of (x) a fixed rate equal to 5.000% per annum, (y) the swap notional amount for such Distribution Date set forth in the schedule below, and (z) a fraction, the numerator of which is 30 and the denominator of which is 360 and (ii) the Swap Counterparty will be required to pay to the Trust an amount equal to product of (x) One-Month LIBOR as determined pursuant to the Swap Agreement, (y) the swap notional amount for such Distribution Date set forth in the schedule below, and (z) a fraction, the numerator of which is 30 and the denominator of which is 360.  Only the net amount of the two obligations above will be paid by the appropriate party.  To the extent that the Trust is obligated to make a payment to the Swap Counterparty on a Distribution Date (other than any swap termination payment triggered by a Swap Counterparty trigger event, an Event of Default where the Swap Counterparty is the Defaulting Party or a Termination Event where the Swap Counterparty is the Sole Affected Party, each as will be defined in the Swap Agreement (the “Swap Counterparty trigger event”)), amounts otherwise available to certificateholders will be applied to make such payment.  Such amount will be applied to pay the Swap Counterparty any net swap payment due to the Swap Counterparty, including any unpaid swap termination payment owed to the Swap Counterparty pursuant to the swap agreement for such Distribution Date, other than any swap termination payment triggered by a Swap Counterparty trigger event.  To the extent that the Swap Counterparty is obligated to make a swap payment to the Trust, any swap payment will be deposited in a swap account (the “Swap Account”) and used as follows:

1)  If the NIM Notes (not offered hereby) are outstanding, according to the Monthly Excess Cashflow priorities (III)(i) through (III)(xvi) to the extent not paid after distribution of the Monthly Excess Cashflow.

2)  If the NIM Notes are not outstanding, according to the Monthly Excess Cashflow priorities (III)(i) through (III)(xv) to the extent not paid after distribution of the Monthly Excess Cashflow.

Any remaining swap payments received by the Trust from the Swap Counterparty after payment priority (2) above will reside in the Swap Account and will be distributed according to payment priority (2) above for future Distribution Dates.  Swap payments received by the Trust from the Swap Counterparty will not be released to the Class C Certificates (not offered hereby).

Upon early termination of the swap agreement, the Trust or the Swap Counterparty may be liable to make a termination payment (the “swap termination payment”) to the other party (regardless of which party caused the termination).  The swap termination payment will be computed in accordance with the procedures set forth in the swap agreement.  In the event that the Trust is required to make a swap termination payment, in certain instances, that payment will be paid on the related Distribution Date, and on any subsequent Distribution Dates until paid in full, prior to distributions to certificateholders.

Swap Schedule

Distribution Date	Swap Notional Amount ($)	Distribution Date	Swap Notional Amount ($)
1	0	31	155,562,367
2	607,352,925	32	147,211,899
3	596,651,810	33	138,963,928
4	584,496,181	34	128,731,887
5	571,182,817	35	118,196,351
6	556,993,467	36	118,196,351
7	542,347,157	37	111,468,990
8	527,301,128	38	104,767,784
9	511,476,177	39	98,629,487
10	492,759,171	40	92,966,027
11	470,916,670	41	87,701,887
12	448,651,576	42	82,849,773
13	427,571,442	43	78,315,476
14	408,137,420	44	74,076,038
15	390,231,593	45	70,102,340
16	373,720,291	46	66,349,167
17	358,355,938	47	62,790,555
18	343,874,276	48	59,378,613
19	330,130,413	49	56,158,275
20	316,926,727	50	53,097,799
21	303,414,944	51	50,196,440
22	285,377,327	52	47,456,341
23	260,189,821	53	44,826,415
24	238,817,658	54	42,363,947
25	221,823,249	55	40,050,143
26	207,603,786	56	37,854,340
27	195,180,427	57	35,745,738
28	184,023,250	58	33,744,734
29	173,852,275	59	31,827,961
30	164,422,597	60	29,988,288

Priority of Distributions:

I.  Interest Distribution: Group I and Group II Interest Distribution Amounts will be distributed as follows:

i)  To pay the Swap Counterparty any net swap payment, provided a swap default has not occurred and is not continuing, and any unpaid swap termination payment (not due to a Swap Counterparty trigger event) owed to the Swap Counterparty pursuant to the swap agreement;

ii)  Pro-rata to the Class A Certificates generally from the related loan group, current interest plus any unpaid interest; and then from the unrelated loan groups, any current interest plus any unpaid interest not paid from the related loan group;

iii)  To the Class M-1 Certificates current interest;

iv)  To the Class M-2 Certificates current interest;

v)  To the Class M-3 Certificates current interest;

vi)  To the Class M-4 Certificates current interest;

vii)  To the Class M-5 Certificates current interest;

viii)  To the Class M-6 Certificates current interest;

ix)  To the Class M-7 Certificates current interest;

x)  To the Class M-8 Certificates current interest;

xi)  To the Class M-9 Certificates current interest;

xii)  To the Class B-1 Certificates current interest;

xiii)  To the Class B-2 Certificates current interest;

xiv)  Any interest distribution amounts remaining undistributed following (i) through (xiii) above will be distributed as Monthly Excess Cashflow for such Distribution Date.

II.  Principal Distribution:

(A) On each Distribution Date prior to the Stepdown Date, or if a Trigger Event is in effect:

i)  To pay the Swap Counterparty any net swap payment, provided a swap default has not occurred and is not continuing, and any unpaid swap termination payment (not due to a Swap Counterparty trigger event) owed to the Swap Counterparty pursuant to the swap agreement, to the extent not paid in (I)(i) above;

ii)  An amount equal to the Group I Principal Distribution Amount will be distributed to the Group I Certificates, until the Group I Certificates have been reduced to zero;

iii)  An amount equal to the Group II Principal Distribution Amount will be distributed to the Group II Certificates (according to the priorities described below), until the principal balance thereof has been reduced to zero;

iv)  Any remaining Group I Principal Distribution Amounts will be distributed to the Group II Certificates (according to the priorities described below), until the principal balance thereof has been reduced to zero.

v)  Any remaining Group II Principal Distribution Amounts will be distributed to the Group I Certificates, until the Group I Certificates have been reduced to zero;

vi)  To the Class M-1 Certificates until the principal balance thereof is reduced to zero;

vii)  To the Class M-2 Certificates until the principal balance thereof is reduced to zero;

viii)  To the Class M-3 Certificates until the principal balance thereof is reduced to zero;

ix)  To the Class M-4 Certificates until the principal balance thereof is reduced to zero;

x)  To the Class M-5 Certificates until the principal balance thereof is reduced to zero;

xi)  To the Class M-6 Certificates until the principal balance thereof is reduced to zero;

xii)  To the Class M-7 Certificates until the principal balance thereof is reduced to zero;

xiii)  To the Class M-8 Certificates until the principal balance thereof is reduced to zero;

xiv)  To the Class M-9 Certificates until the principal balance thereof is reduced to zero;

xv)  To the Class B-1 Certificates until the principal balance thereof is reduced to zero;

xvi)  To the Class B-2 Certificates until the principal balance thereof is reduced to zero;

xvii)  Any Principal Distribution amounts remaining undistributed following (i) through (xvi) above will be distributed as Monthly Excess Cashflow, if any, for such Distribution Date.

(B) On each Distribution Date on or after the Stepdown Date and if a Trigger Event is not in effect:

i)  To pay the Swap Counterparty any net swap payment, provided a swap default has not occurred and is not continuing, and any unpaid swap termination payment (not due to a Swap Counterparty trigger event) owed to the Swap Counterparty pursuant to the swap agreement, to the extent not paid in (I)(i) above;

ii)  The Group I Principal Distribution Amount will be distributed as follows:

a.  To the Group I Certificates, the Group I Senior Principal Distribution Amount, until the Group I Certificates have been retired.

b.  To the Group II Certificates, the Group II Senior Principal Distribution Amount, to extent not paid in clause (B)(iii)(a) below, according to the payment priority in clause (B)(iii)(a) below.

iii)  The Group II Principal Distribution Amount will be distributed as follows:

a.  To the Group II Certificates, the Group II Senior Principal Distribution Amount (to be distributed according to the priorities described below), until the Group II Certificates have been retired.

b.  To the Group I Certificates, the Group I Senior Principal Distribution Amount, to extent not paid in clause (B)(ii)(a) above.

iv)  The sum of any remaining Principal Distribution Amounts will be distributed in the following order.

a.  To the Class M-1 Certificates, the Class M-2 Certificates and the Class M-3 Certificates, sequentially, until they reach a 27.50% Target Credit Enhancement Percentage (based on 2x the Class M-3 Initial Credit Enhancement Percentage);

b.  To the Class M-4 Certificates until it reaches a 23.50% Target Credit Enhancement Percentage (based on 2x the Class M-4 Initial Credit Enhancement Percentage);

c.  To the Class M-5 Certificates until it reaches a 20.00% Target Credit Enhancement Percentage (based on 2x the Class M-5 Initial Credit Enhancement Percentage);

d.  To the Class M-6 Certificates until it reaches a 17.10% Target Credit Enhancement Percentage (based on 2x the Class M-6 Initial Credit Enhancement Percentage);

e.  To the Class M-7 Certificates until it reaches a 14.10% Target Credit Enhancement Percentage (based on 2x the Class M-7 Initial Credit Enhancement Percentage);

f.  To the Class M-8 Certificates until it reaches a 12.30% Target Credit Enhancement Percentage (based on 2x the Class M-8 Initial Credit Enhancement Percentage);

g.  To the Class M-9 Certificates until it reaches a 9.80% Target Credit Enhancement Percentage (based on 2x the Class M-9 Initial Credit Enhancement Percentage);

h.  To the Class B-1 Certificates, until it reaches a 7.20% Target Credit Enhancement Percentage (based on 2x the Class B-1 Initial Credit Enhancement Percentage);

i.  To the Class B-2 Certificates, until it reaches a 5.20% Target Credit Enhancement Percentage (based on 2x the Class B-2 Initial Credit Enhancement Percentage); and

j.  Any Principal Distribution Amounts remaining undistributed following (a) through (i) above will be distributed as Monthly Excess Cashflow, if any, for such Distribution Date.

With respect to the Group II Certificates, all principal distributions will be allocated sequentially, to the Class II-A-1, Class II-A-2 and Class II-A-3 Certificates, in each case, until their principal balances have been reduced to zero, with the exception that beginning on the first Distribution Date on or after which the principal balances of the Class M Certificates and Class B Certificates have been reduced to zero and the Monthly Excess Cashflow and Overcollateralized Amount for such Distribution Date are insufficient to cover Realized Losses on the Group II Mortgage Loans, principal distributions among the Group II Certificates will be allocated, pro rata, based on their principal balances, in each case, until their principal balances have been reduced to zero.

III.  Monthly Excess Cashflow:

i)  As principal to the Certificates to replenish or maintain the Overcollateralized Amount as described under Principal Distribution above;

ii)  Pro-rata to the Class A Certificates, in an amount equal to unpaid interest;

iii)  To the Class M-1 Certificates, an amount equal to unpaid interest, then any unpaid applied Realized Loss amounts;

iv)  To the Class M-2 Certificates, an amount equal to unpaid interest, then any unpaid applied Realized Loss amounts;

v)  To the Class M-3 Certificates, an amount equal to unpaid interest, then any unpaid applied Realized Loss amounts;

vi)  To the Class M-4 Certificates, an amount equal to unpaid interest, then any unpaid applied Realized Loss amounts;

vii)  To the Class M-5 Certificates, an amount equal to unpaid interest, then any unpaid applied Realized Loss amounts;

viii)  To the Class M-6 Certificates, an amount equal to unpaid interest, then any unpaid applied Realized Loss amounts;

ix)  To the Class M-7 Certificates, an amount equal to unpaid interest, then any unpaid applied Realized Loss amounts;

x)  To the Class M-8 Certificates, an amount equal to unpaid interest, then any unpaid applied Realized Loss amounts;

xi)  To the Class M-9 Certificates, an amount equal to unpaid interest, then any unpaid applied Realized Loss amounts;

xii)  To the Class B-1 Certificates, an amount equal to unpaid interest, then any unpaid applied Realized Loss amounts;

xiii)  To the Class B-2 Certificates, an amount equal to unpaid interest, then any unpaid applied Realized Loss amounts;

xiv)  Any funds remaining after distributions described in (i) through (xiii) above will be distributed to pay any related Net WAC Rate Carryover Amounts as follows: first to the Class A Certificates, pro rata, based on their respective Net WAC Rate Carryover Amounts, then to the Class M-1 Certificates, then to the Class M-2 Certificates, then to the Class M-3 Certificates, then to the Class M-4 Certificates, then to the Class M-5 Certificates, then to the Class M-6 Certificates, then to the Class M-7 Certificates, then to the Class M-8 Certificates, then to the Class M-9 Certificates, then to the Class B-1 Certificates and lastly to the Class B-2 Certificates sequentially, in that order, in each case up to their respective Net WAC Rate Carryover Amount.

xv)  To the Swap Counterparty, any unpaid swap termination payment due to the Swap Counterparty as a result of a Swap Counterparty trigger event.

xvi)  Any remaining funds will be distributed to the holders of the Class C Certificates as further described in the pooling agreement.

FOR ADDITIONAL INFORMATION PLEASE CALL:

WaMu Capital Corp.

Trading

David Nagle	(206) 554-2425
Kevin Richmond	(212) 702-6921

Finance

Vinny Varca	(212) 702-6931
Tom Lazar	(206) 554-2416

Rating Agencies

Moody’s
Todd Swanson	(415) 274-1714
S&P
Todd Niemy	(212) 438-2494

Exhibit A

                                               Mortgage Loan Statistics

		Minimum	Maximum
Scheduled Principal Balance	$641,653,691	$15,606	$974,271
Average Scheduled Principal Balance	$192,805
Number of Mortgage Loans	3,328

Weighted Average Gross Coupon	8.306%	6.125%	13.250%
Weighted Average FICO Score	626	500	821
Weighted Average Original LTV	82.94%	17.07%	100.00%
Weighted Average Combined Original LTV	88.83%	17.07%	100.00%
Weighted Average DTI	41.77%	0.00%	60.20%

Weighted Average Original Term	352 months	180 months	360 months
Weighted Average Stated Remaining Term	349 months	174 months	358 months
Weighted Average Seasoning	3 months	2 months	14 months

Weighted Average Gross Margin	6.618%	2.750%	9.300%
Weighted Average Minimum Interest Rate	8.077%	4.125%	11.900%
Weighted Average Maximum Interest Rate	14.626%	10.990%	18.550%
Weighted Average Initial Rate Cap	2.896%	2.000%	3.000%
Weighted Average Subsequent Rate Cap	1.101%	1.000%	1.500%
Weighted Average Months to Roll	26 months	14 months	118 months

Maturity Date		May 1, 2021	September 1, 2036

Adj Rate Mortgage	77.71%	Full	47.19%
Fixed Rate Mortgage	22.29%	Limited	2.36%
		Stated	50.45%
ARM—10 Yr/6 Mth IO	1.03%
ARM—2 Yr/6 Mth	29.19%	Cash-Out Refi	57.61%
ARM—2 Yr/6 Mth IO	8.24%	Purchase	37.74%
ARM—3 Yr/6 Mth	8.09%	Rate/Term Refi	4.64%
ARM—3 Yr/6 Mth IO	1.61%
ARM—5 Yr/6 Mth	1.56%	Condominium	5.56%
ARM—5 Yr/6 Mth IO	0.12%	Planned Unit Development	12.55%
Balloon—15 Year	3.69%	Single Family	74.34%
Balloon—2 Yr/6 Mnth	21.00%	Two to Four Family	7.55%
Balloon—3 Yr/6 Mnth	5.67%
Balloon—30 Year	4.33%	Investor	5.54%
Balloon—5 Yr/6 Mnth	1.18%	Owner-Occupied	93.70%
Fixed—15 Year	0.31%	Second Home	0.76%
Fixed—20 Year	0.29%
Fixed—30 Year	13.44%	First Lien	94.80%
Fixed—30 Year IO	0.24%	Second Lien	5.20%

Not Interest Only	88.75%	Top 5 Locations:
Interest Only	11.25%	California	27.82%
		Florida	16.07%
Prepay Penalty: N/A	22.15%	Illinois	7.32%
Prepay Penalty: 6 months	0.06%	New York	5.80%
Prepay Penalty: 12 months	5.94%	Maryland	5.52%
Prepay Penalty: 24 months	44.45%
Prepay Penalty: 30 months	0.07%
Prepay Penalty: 36 months	27.33%

Current Balance ($)	# of Loans	Current Principal Balance($)	Pct by Curr Prin Bal(%)	Weighted Average Gross Coupon(%)	Weighted Average Orig LTV(%)	Weighted Average FICO	Full Doc (%)	ARM (%)
0.01—50,000.00	339	$11,138,065.61	1.74%	11.098%	98.81%	649	59.64%	2.86%
50,000.01—100,000.00	600	$46,299,925.01	7.22%	9.478%	86.32%	624	60.94%	47.98%
100,000.01—150,000.00	620	$76,901,674.32	11.98%	8.655%	82.62%	620	60.36%	69.45%
150,000.01—200,000.00	490	$86,068,460.76	13.41%	8.338%	81.50%	619	55.78%	81.22%
200,000.01—250,000.00	384	$85,527,800.88	13.33%	8.106%	80.87%	619	51.71%	82.60%
250,000.01—300,000.00	285	$78,374,930.77	12.21%	8.123%	82.83%	621	44.54%	84.12%
300,000.01—350,000.00	193	$62,711,776.98	9.77%	8.044%	82.81%	627	38.90%	85.04%
350,000.01—400,000.00	127	$47,631,385.17	7.42%	7.951%	81.62%	636	32.18%	81.12%
400,000.01—450,000.00	98	$41,479,154.44	6.46%	8.049%	84.16%	635	39.73%	86.75%
450,000.01—500,000.00	82	$39,116,784.69	6.10%	7.891%	83.05%	630	34.05%	89.13%
500,000.01—550,000.00	38	$19,994,914.67	3.12%	7.765%	83.02%	638	36.74%	81.58%
550,000.01—600,000.00	28	$16,084,581.42	2.51%	8.002%	84.37%	639	39.48%	64.50%
600,000.01—650,000.00	14	$8,779,997.93	1.37%	7.978%	83.96%	641	35.46%	100.00%
650,000.01—700,000.00	17	$11,434,494.01	1.78%	8.202%	83.19%	645	23.69%	82.22%
700,000.01—750,000.00	8	$5,846,920.25	0.91%	7.939%	79.28%	649	62.99%	87.36%
750,000.01—800,000.00	1	$774,224.60	0.12%	8.540%	64.58%	685	0.00%	100.00%
800,000.01—850,000.00	2	$1,664,281.21	0.26%	7.525%	86.98%	673	49.64%	100.00%
850,000.01—900,000.00	1	$850,047.65	0.13%	7.850%	90.00%	619	100.00%	0.00%
950,000.01—1,000,000.00	1	$974,270.60	0.15%	8.500%	87.37%	627	0.00%	100.00%
Total	3,328	$641,653,690.97	100.00%	8.306%	82.94%	626	47.19%	77.71%

Mortgage Interest Rate (%)	# of Loans	Current Principal Balance($)	Pct by Curr Prin Bal(%)	Weighted Average Gross Coupon(%)	Weighted Average Orig LTV(%)	Weighted Average FICO	Full Doc (%)	ARM (%)
6.000—6.499	25	$7,573,810.51	1.18%	6.307%	72.45%	666	81.51%	71.50%
6.500—6.999	195	$53,509,127.39	8.34%	6.827%	76.31%	656	73.38%	63.56%
7.000—7.499	343	$84,304,394.66	13.14%	7.267%	79.22%	645	61.70%	78.25%
7.500—7.999	724	$174,287,440.95	27.16%	7.780%	81.81%	630	44.51%	82.42%
8.000—8.499	374	$84,781,593.55	13.21%	8.229%	82.41%	622	46.73%	86.20%
8.500—8.999	493	$99,698,574.72	15.54%	8.729%	84.05%	612	34.50%	82.83%
9.000—9.499	227	$42,149,752.95	6.57%	9.235%	85.18%	606	32.31%	90.10%
9.500—9.999	314	$45,443,046.34	7.08%	9.724%	87.21%	600	36.61%	82.20%
10.000—10.499	126	$16,015,243.25	2.50%	10.209%	89.04%	602	56.45%	66.34%
10.500—10.999	152	$12,540,063.64	1.95%	10.761%	95.37%	621	60.54%	47.22%
11.000—11.499	113	$8,248,015.87	1.29%	11.225%	97.79%	649	24.71%	21.05%
11.500—11.999	101	$5,766,652.51	0.90%	11.772%	98.86%	642	29.64%	5.08%
12.000—12.499	113	$6,065,660.87	0.95%	12.135%	99.83%	631	46.66%	0.00%
12.500—12.999	18	$875,787.84	0.14%	12.671%	100.00%	634	23.49%	0.00%
13.000—13.499	10	$394,525.92	0.06%	13.219%	100.00%	626	22.85%	0.00%
Total	3,328	$641,653,690.97	100.00%	8.306%	82.94%	626	47.19%	77.71%

FICO	# of Loans	Current Principal Balance($)	Pct by Curr Prin Bal(%)	Weighted Average Gross Coupon(%)	Weighted Average Orig LTV(%)	Weighted Average FICO	Full Doc (%)	ARM (%)
500—524	41	$7,196,808.48	1.12%	9.625%	73.95%	512	73.60%	89.41%
525—549	141	$26,718,742.98	4.16%	8.937%	75.75%	539	58.93%	83.14%
550—574	302	$58,845,936.60	9.17%	8.611%	82.67%	562	64.10%	79.53%
575—599	462	$94,964,106.70	14.80%	8.456%	83.93%	588	57.44%	81.30%
600—624	742	$135,483,709.98	21.11%	8.285%	83.69%	612	56.91%	78.07%
625—649	629	$125,836,981.25	19.61%	8.216%	83.84%	637	41.34%	78.74%
650—674	496	$89,329,051.72	13.92%	8.193%	83.47%	661	34.86%	75.22%
675—699	288	$55,466,270.57	8.64%	8.131%	82.97%	685	29.08%	72.53%
>= 700	227	$47,812,082.69	7.45%	7.790%	81.19%	730	27.44%	70.45%
Total	3,328	$641,653,690.97	100.00%	8.306%	82.94%	626	47.19%	77.71%

Original LTV (%) *	# of Loans	Current Principal Balance($)	Pct by Curr Prin Bal(%)	Weighted Average Gross Coupon(%)	Weighted Average Orig LTV(%)	Weighted Average FICO	Full Doc (%)	ARM (%)
0.01—49.99	45	$6,657,109.81	1.04%	7.648%	42.13%	619	55.18%	46.20%
50.00—54.99	33	$5,114,986.53	0.80%	7.681%	52.02%	597	49.05%	58.85%
55.00—59.99	42	$8,452,249.53	1.32%	7.451%	57.84%	629	53.03%	62.14%
60.00—64.99	60	$12,581,154.58	1.96%	7.705%	62.28%	624	34.73%	77.54%
65.00—69.99	85	$18,404,236.30	2.87%	7.790%	67.40%	611	53.01%	63.50%
70.00—74.99	107	$23,688,395.61	3.69%	8.096%	72.15%	595	47.38%	67.75%
75.00—79.99	221	$43,851,010.67	6.83%	7.942%	77.34%	619	53.13%	74.75%
80.00—80.00	920	$210,690,815.30	32.84%	7.909%	80.00%	644	43.79%	91.25%
80.01—84.99	116	$31,161,736.42	4.86%	7.889%	83.40%	618	53.01%	74.00%
85.00—89.99	372	$84,335,037.16	13.14%	8.357%	86.56%	610	44.23%	75.61%
90.00—94.99	578	$128,512,901.59	20.03%	8.461%	90.27%	616	49.47%	83.89%
95.00—99.99	142	$25,034,764.50	3.90%	9.202%	95.38%	617	51.35%	83.74%
100.00	607	$43,169,292.97	6.73%	10.690%	100.00%	649	48.60%	21.21%
Total	3,328	$641,653,690.97	100.00%	8.306%	82.94%	626	47.19%	77.71%

*Original LTV for all first lien loans and combined original LTV for all second lien loans

Combined Original LTV with Simultaneous Seconds (%) **	# of Loans	Current Principal Balance($)	Pct by Curr Prin Bal(%)	Weighted Average Gross Coupon(%)	Weighted Average Orig LTV(%)	Weighted Average FICO	Full Doc (%)	ARM (%)
0.01—49.99	45	$6,657,109.81	1.04%	7.648%	42.13%	619	55.18%	46.20%
50.00—54.99	33	$5,114,986.53	0.80%	7.681%	52.02%	597	49.05%	58.85%
55.00—59.99	41	$8,241,014.98	1.28%	7.474%	57.91%	629	51.83%	61.17%
60.00—64.99	60	$12,581,154.58	1.96%	7.705%	62.28%	624	34.73%	77.54%
65.00—69.99	82	$17,794,916.61	2.77%	7.808%	67.45%	608	53.65%	63.42%
70.00—74.99	105	$23,202,841.75	3.62%	8.085%	71.94%	595	49.28%	67.08%
75.00—79.99	156	$32,637,836.59	5.09%	8.010%	76.91%	606	53.72%	72.41%
80.00—80.00	181	$40,440,942.95	6.30%	8.232%	80.00%	601	37.75%	83.61%
80.01—84.99	112	$30,648,706.74	4.78%	7.867%	83.20%	620	52.05%	73.56%
85.00—89.99	345	$81,799,572.77	12.75%	8.303%	86.51%	612	44.12%	74.88%
90.00—94.99	523	$121,233,699.74	18.89%	8.381%	90.05%	618	49.48%	82.76%
95.00—99.99	233	$41,593,108.76	6.48%	8.789%	89.62%	629	48.78%	83.71%
100.00	1,412	$219,707,799.16	34.24%	8.457%	84.33%	651	46.38%	79.42%
Total	3,328	$641,653,690.97	100.00%	8.306%	82.94%	626	47.19%	77.71%

**Combined LTV including simultaneous seconds for all first lien loans and combined original LTV for all second lien loans

Original Term (months)	# of Loans	Current Principal Balance($)	Pct by Curr Prin Bal(%)	Weighted Average Gross Coupon(%)	Weighted Average Orig LTV(%)	Weighted Average FICO	Full Doc (%)	ARM (%)
180	415	$25,645,389.23	4.00%	11.057%	97.61%	652	43.67%	0.00%
240	12	$1,845,920.40	0.29%	7.358%	72.87%	677	83.86%	0.00%
360	2,901	$614,162,381.34	95.72%	8.194%	82.36%	625	47.23%	81.19%
Total	3,328	$641,653,690.97	100.00%	8.306%	82.94%	626	47.19%	77.71%

Stated Remaining Term (months)	# of Loans	Current Principal Balance($)	Pct by Curr Prin Bal(%)	Weighted Average Gross Coupon(%)	Weighted Average Orig LTV(%)	Weighted Average FICO	Full Doc (%)	ARM (%)
121—180	415	$25,645,389.23	4.00%	11.057%	97.61%	652	43.67%	0.00%
181—240	12	$1,845,920.40	0.29%	7.358%	72.87%	677	83.86%	0.00%
301—360	2,901	$614,162,381.34	95.72%	8.194%	82.36%	625	47.23%	81.19%
Total	3,328	$641,653,690.97	100.00%	8.306%	82.94%	626	47.19%	77.71%

Debt Ratio (%)	# of Loans	Current Principal Balance($)	Pct by Curr Prin Bal(%)	Weighted Average Gross Coupon(%)	Weighted Average Orig LTV(%)	Weighted Average FICO	Full Doc (%)	ARM (%)
<= 0.00	2	$534,334.84	0.08%	10.969%	88.08%	629	0.00%	79.45%
0.01—20.00	68	$11,502,736.22	1.79%	8.098%	81.16%	613	75.76%	78.40%
20.01—25.00	105	$16,228,159.20	2.53%	8.256%	80.07%	628	61.56%	70.36%
25.01—30.00	199	$34,241,353.20	5.34%	8.266%	80.21%	623	60.50%	70.61%
30.01—35.00	327	$56,117,176.07	8.75%	8.197%	82.08%	632	45.85%	76.78%
35.01—40.00	547	$102,973,843.08	16.05%	8.254%	82.95%	634	43.76%	78.47%
40.01—45.00	746	$150,244,993.44	23.42%	8.362%	83.53%	628	41.52%	81.33%
45.01—50.00	1,015	$204,166,211.52	31.82%	8.401%	83.65%	625	41.84%	79.28%
50.01—55.00	317	$65,408,128.57	10.19%	8.111%	82.52%	615	68.14%	69.46%
55.01—60.00	1	$33,909.85	0.01%	10.850%	100.00%	641	100.00%	0.00%
>= 60.01	1	$202,844.98	0.03%	6.350%	80.00%	749	100.00%	100.00%
Total	3,328	$641,653,690.97	100.00%	8.306%	82.94%	626	47.19%	77.71%

Product	# of Loans	Current Principal Balance($)	Pct by Curr Prin Bal(%)	Weighted Average Gross Coupon(%)	Weighted Average Orig LTV(%)	Weighted Average FICO	Full Doc (%)	ARM (%)
ARM—10 Yr/6 Mth IO	23	$6,631,350.00	1.03%	8.019%	82.09%	669	33.52%	100.00%
ARM—2 Yr/6 Mth	967	$187,314,600.07	29.19%	8.442%	83.11%	612	46.20%	100.00%
ARM—2 Yr/6 Mth IO	180	$52,884,457.70	8.24%	7.818%	81.74%	653	38.44%	100.00%
ARM—3 Yr/6 Mth	271	$51,935,720.99	8.09%	8.318%	82.09%	617	45.84%	100.00%
ARM—3 Yr/6 Mth IO	36	$10,358,804.74	1.61%	7.588%	82.72%	658	55.88%	100.00%
ARM—5 Yr/6 Mth	46	$10,002,939.83	1.56%	7.742%	83.78%	612	63.43%	100.00%
ARM—5 Yr/6 Mth IO	3	$797,920.00	0.12%	7.266%	79.25%	733	15.04%	100.00%
Balloon—15 Year	395	$23,675,815.05	3.69%	11.263%	99.68%	654	43.33%	0.00%
Balloon—2 Yr/6 Mnth	478	$134,727,216.62	21.00%	8.137%	82.26%	628	38.69%	100.00%
Balloon—3 Yr/6 Mnth	146	$36,373,193.39	5.67%	8.159%	81.52%	623	46.30%	100.00%
Balloon—30 Year	111	$27,775,927.34	4.33%	7.796%	81.42%	642	55.88%	0.00%
Balloon—5 Yr/6 Mnth	30	$7,591,502.42	1.18%	7.743%	82.87%	637	36.23%	100.00%
Fixed—15 Year	20	$1,969,574.18	0.31%	8.586%	72.69%	626	47.71%	0.00%
Fixed—20 Year	12	$1,845,920.40	0.29%	7.358%	72.87%	677	83.86%	0.00%
Fixed—30 Year	604	$86,250,421.97	13.44%	8.229%	81.76%	624	65.88%	0.00%
Fixed—30 Year IO	6	$1,518,326.27	0.24%	8.268%	89.18%	668	56.12%	0.00%
Total	3,328	$641,653,690.97	100.00%	8.306%	82.94%	626	47.19%	77.71%

Interest Only	# of Loans	Current Principal Balance($)	Pct by Curr Prin Bal(%)	Weighted Average Gross Coupon(%)	Weighted Average Orig LTV(%)	Weighted Average FICO	Full Doc (%)	ARM (%)
Interest Only	248	$72,190,858.71	11.25%	7.807%	82.04%	656	40.60%	97.90%
Not Interest Only	3,080	$569,462,832.26	88.75%	8.369%	83.06%	623	48.03%	75.15%
Total	3,328	$641,653,690.97	100.00%	8.306%	82.94%	626	47.19%	77.71%

Interest Only Term (months)	# of Loans	Current Principal Balance($)	Pct by Curr Prin Bal(%)	Weighted Average Gross Coupon(%)	Weighted Average Orig LTV(%)	Weighted Average FICO	Full Doc (%)	ARM (%)
N/A	3,080	$569,462,832.26	88.75%	8.369%	83.06%	623	48.03%	75.15%
36	1	$735,000.00	0.11%	6.990%	74.62%	630	100.00%	100.00%
60	225	$65,520,744.56	10.21%	7.814%	82.41%	654	43.43%	97.68%
120	22	$5,935,114.15	0.92%	7.828%	78.88%	682	2.02%	100.00%
Total	3,328	$641,653,690.97	100.00%	8.306%	82.94%	626	47.19%	77.71%

Prepayment Penalty Term (months)	# of Loans	Current Principal Balance($)	Pct by Curr Prin Bal(%)	Weighted Average Gross Coupon(%)	Weighted Average Orig LTV(%)	Weighted Average FICO	Full Doc (%)	ARM (%)
N/A	790	$142,105,165.36	22.15%	8.656%	84.48%	627	39.90%	80.92%
6	4	$363,892.47	0.06%	8.580%	86.76%	614	78.28%	100.00%
12	140	$38,131,441.26	5.94%	8.316%	81.58%	634	41.49%	58.46%
24	1,422	$285,220,193.44	44.45%	8.303%	82.96%	627	44.91%	93.44%
30	2	$450,778.33	0.07%	9.016%	86.09%	636	59.41%	100.00%
36	970	$175,382,220.11	27.33%	8.023%	81.95%	625	57.96%	53.60%
Total	3,328	$641,653,690.97	100.00%	8.306%	82.94%	626	47.19%	77.71%

Lien Position	# of Loans	Current Principal Balance($)	Pct by Curr Prin Bal(%)	Weighted Average Gross Coupon(%)	Weighted Average Orig LTV(%)	Weighted Average FICO	Full Doc (%)	ARM (%)
First Lien	2,736	$608,287,995.16	94.80%	8.149%	82.02%	625	47.15%	81.97%
Second Lien	592	$33,365,695.81	5.20%	11.176%	99.70%	656	47.91%	0.00%
Total	3,328	$641,653,690.97	100.00%	8.306%	82.94%	626	47.19%	77.71%

Documentation Type	# of Loans	Current Principal Balance($)	Pct by Curr Prin Bal(%)	Weighted Average Gross Coupon(%)	Weighted Average Orig LTV(%)	Weighted Average FICO	Full Doc (%)	ARM (%)
Full	1,767	$302,814,999.69	47.19%	8.103%	83.07%	614	100.00%	71.62%
Limited	74	$15,139,787.33	2.36%	8.174%	84.87%	621	0.00%	71.81%
Stated	1,487	$323,698,903.95	50.45%	8.502%	82.74%	639	0.00%	83.68%
Total	3,328	$641,653,690.97	100.00%	8.306%	82.94%	626	47.19%	77.71%

Loan Purpose	# of Loans	Current Principal Balance($)	Pct by Curr Prin Bal(%)	Weighted Average Gross Coupon(%)	Weighted Average Orig LTV(%)	Weighted Average FICO	Full Doc (%)	ARM (%)
Cash-Out Refi	1,663	$369,677,925.84	57.61%	8.175%	81.64%	615	47.65%	74.64%
Purchase	1,492	$242,186,105.33	37.74%	8.527%	84.91%	645	44.35%	84.83%
Rate/Term Refi	173	$29,789,659.80	4.64%	8.141%	83.08%	620	64.63%	57.88%
Total	3,328	$641,653,690.97	100.00%	8.306%	82.94%	626	47.19%	77.71%

Property Type	# of Loans	Current Principal Balance($)	Pct by Curr Prin Bal(%)	Weighted Average Gross Coupon(%)	Weighted Average Orig LTV(%)	Weighted Average FICO	Full Doc (%)	ARM (%)
Condominium	226	$35,676,287.19	5.56%	8.597%	84.10%	633	46.27%	80.00%
Planned Unit Development	370	$80,506,721.36	12.55%	8.200%	83.35%	630	49.71%	78.13%
Single Family	2,528	$477,007,773.47	74.34%	8.288%	82.94%	624	47.84%	77.47%
Two to Four Family	204	$48,462,908.95	7.55%	8.445%	81.46%	638	37.30%	77.69%
Total	3,328	$641,653,690.97	100.00%	8.306%	82.94%	626	47.19%	77.71%

Occupancy Type	# of Loans	Current Principal Balance($)	Pct by Curr Prin Bal(%)	Weighted Average Gross Coupon(%)	Weighted Average Orig LTV(%)	Weighted Average FICO	Full Doc (%)	ARM (%)
Investor	206	$35,518,315.66	5.54%	8.698%	81.73%	648	42.14%	83.43%
Owner-Occupied	3,098	$601,258,979.38	93.70%	8.284%	83.01%	625	47.54%	77.31%
Second Home	24	$4,876,395.93	0.76%	8.191%	83.42%	663	41.82%	85.34%
Total	3,328	$641,653,690.97	100.00%	8.306%	82.94%	626	47.19%	77.71%

Loan Type	# of Loans	Current Principal Balance($)	Pct by Curr Prin Bal(%)	Weighted Average Gross Coupon(%)	Weighted Average Orig LTV(%)	Weighted Average FICO	Full Doc (%)	ARM (%)
Adj Rate Mortgage	2,180	$498,617,705.76	77.71%	8.210%	82.49%	624	43.49%	100.00%
Fixed Rate Mortgage	1,148	$143,035,985.21	22.29%	8.641%	84.50%	634	60.08%	0.00%
Total	3,328	$641,653,690.97	100.00%	8.306%	82.94%	626	47.19%	77.71%

Gross Margin (%)	# of Loans	Current Principal Balance($)	Pct by Curr Prin Bal(%)	Weighted Average Gross Coupon(%)	Weighted Average Orig LTV(%)	Weighted Average FICO	Full Doc (%)	ARM (%)
<= 4.999	35	$7,622,586.76	1.53%	7.276%	80.73%	638	76.40%	100.00%
5.000—5.999	457	$103,384,288.76	20.73%	7.837%	80.80%	639	49.82%	100.00%
6.000—6.999	935	$223,023,723.83	44.73%	7.958%	82.49%	626	45.26%	100.00%
>= 7.000	753	$164,587,106.41	33.01%	8.828%	83.64%	613	35.61%	100.00%
Total	2,180	$498,617,705.76	100.00%	8.210%	82.49%	624	43.49%	100.00%

Minimum Interest Rate (%)	# of Loans	Current Principal Balance($)	Pct by Curr Prin Bal(%)	Weighted Average Gross Coupon(%)	Weighted Average Orig LTV(%)	Weighted Average FICO	Full Doc (%)	ARM (%)
<= 4.999	10	$2,436,617.15	0.49%	6.659%	78.81%	657	100.00%	100.00%
5.000—5.499	16	$2,837,509.57	0.57%	7.509%	81.35%	642	78.00%	100.00%
5.500—5.999	34	$7,031,718.06	1.41%	7.873%	82.21%	640	55.01%	100.00%
6.000—6.499	58	$11,948,756.34	2.40%	7.532%	78.32%	644	64.10%	100.00%
6.500—6.999	137	$35,170,002.40	7.05%	7.046%	78.70%	647	69.50%	100.00%
7.000—7.499	273	$67,213,521.80	13.48%	7.385%	79.65%	642	59.44%	100.00%
7.500—7.999	552	$139,832,261.63	28.04%	7.804%	81.95%	633	40.34%	100.00%
8.000—8.499	296	$68,285,147.15	13.69%	8.282%	83.14%	622	43.44%	100.00%
8.500—8.999	365	$78,575,488.50	15.76%	8.739%	84.28%	612	30.38%	100.00%
9.000—9.499	178	$35,789,044.88	7.18%	9.247%	85.15%	604	28.91%	100.00%
9.500—9.999	166	$34,170,125.56	6.85%	9.720%	85.97%	594	29.66%	100.00%
10.000—10.499	53	$9,556,438.53	1.92%	10.184%	85.22%	579	38.08%	100.00%
10.500—10.999	30	$4,193,474.53	0.84%	10.705%	89.79%	584	50.04%	100.00%
11.000—11.499	8	$1,346,567.10	0.27%	11.152%	89.28%	599	6.01%	100.00%
11.500—11.999	4	$231,032.56	0.05%	11.782%	86.39%	584	25.72%	100.00%
Total	2,180	$498,617,705.76	100.00%	8.210%	82.49%	624	43.49%	100.00%

Maximum Interest Rate (%)	# of Loans	Current Principal Balance($)	Pct by Curr Prin Bal(%)	Weighted Average Gross Coupon(%)	Weighted Average Orig LTV(%)	Weighted Average FICO	Full Doc (%)	ARM (%)
10.500—10.999	1	$80,661.27	0.02%	8.990%	85.00%	544	100.00%	100.00%
12.000—12.499	12	$3,127,444.03	0.63%	6.335%	72.41%	656	81.73%	100.00%
12.500—12.999	78	$20,896,001.36	4.19%	6.815%	78.07%	642	75.13%	100.00%
13.000—13.499	168	$41,578,190.54	8.34%	7.203%	79.16%	638	58.58%	100.00%
13.500—13.999	394	$97,460,543.75	19.55%	7.665%	81.87%	632	46.72%	100.00%
14.000—14.499	284	$66,707,989.43	13.38%	7.841%	81.62%	632	55.83%	100.00%
14.500—14.999	462	$109,438,914.57	21.95%	8.205%	82.77%	627	35.06%	100.00%
15.000—15.499	249	$56,978,465.81	11.43%	8.662%	83.83%	623	30.96%	100.00%
15.500—15.999	249	$52,386,555.15	10.51%	9.105%	84.27%	612	26.92%	100.00%
16.000—16.499	108	$20,127,320.64	4.04%	9.508%	84.02%	594	33.89%	100.00%
16.500—16.999	100	$19,371,773.42	3.89%	9.834%	86.58%	588	43.05%	100.00%
17.000—17.499	38	$5,501,025.68	1.10%	10.336%	86.60%	574	54.75%	100.00%
17.500—17.999	30	$3,911,627.57	0.78%	10.786%	92.64%	577	72.86%	100.00%
18.000—18.499	6	$989,131.99	0.20%	11.134%	93.23%	574	28.37%	100.00%
18.500—18.999	1	$62,060.55	0.01%	11.550%	90.00%	589	0.00%	100.00%
Total	2,180	$498,617,705.76	100.00%	8.210%	82.49%	624	43.49%	100.00%

Initial Periodic Cap (%)	# of Loans	Current Principal Balance($)	Pct by Curr Prin Bal(%)	Weighted Average Gross Coupon(%)	Weighted Average Orig LTV(%)	Weighted Average FICO	Full Doc (%)	ARM (%)
2.000	210	$52,085,815.34	10.45%	7.937%	82.17%	643	43.58%	100.00%
3.000	1,970	$446,531,890.42	89.55%	8.242%	82.53%	622	43.48%	100.00%
Total	2,180	$498,617,705.76	100.00%	8.210%	82.49%	624	43.49%	100.00%

Subsequent Periodic Cap (%)	# of Loans	Current Principal Balance($)	Pct by Curr Prin Bal(%)	Weighted Average Gross Coupon(%)	Weighted Average Orig LTV(%)	Weighted Average FICO	Full Doc (%)	ARM (%)
1.000	1,683	$397,734,015.14	79.77%	8.156%	82.72%	624	42.60%	100.00%
1.500	497	$100,883,690.62	20.23%	8.421%	81.62%	625	47.01%	100.00%
Total	2,180	$498,617,705.76	100.00%	8.210%	82.49%	624	43.49%	100.00%

Next Rate Change Date	# of Loans	Current Principal Balance($)	Pct by Curr Prin Bal(%)	Weighted Average Gross Coupon(%)	Weighted Average Orig LTV(%)	Weighted Average FICO	Full Doc (%)	ARM (%)
1/1/2008	3	$595,450.91	0.12%	8.073%	86.70%	590	22.51%	100.00%
2/1/2008	2	$491,363.94	0.10%	7.736%	93.48%	648	100.00%	100.00%
3/1/2008	2	$293,475.56	0.06%	7.705%	78.69%	625	53.66%	100.00%
4/1/2008	4	$602,861.71	0.12%	9.990%	96.36%	614	26.78%	100.00%
5/1/2008	33	$8,942,752.12	1.79%	8.194%	84.70%	625	27.08%	100.00%
6/1/2008	120	$22,676,631.32	4.55%	8.054%	84.44%	621	41.04%	100.00%
7/1/2008	252	$53,706,599.86	10.77%	8.364%	85.15%	608	44.38%	100.00%
8/1/2008	929	$229,761,325.07	46.08%	8.199%	81.81%	628	42.05%	100.00%
9/1/2008	280	$57,855,813.90	11.60%	8.386%	82.14%	623	44.72%	100.00%
4/1/2009	1	$85,086.14	0.02%	8.350%	85.50%	630	0.00%	100.00%
5/1/2009	5	$1,083,397.04	0.22%	7.478%	85.33%	626	72.12%	100.00%
6/1/2009	26	$4,985,555.49	1.00%	7.893%	82.89%	608	53.05%	100.00%
7/1/2009	51	$12,528,733.88	2.51%	8.265%	86.40%	620	48.57%	100.00%
8/1/2009	214	$51,628,717.57	10.35%	8.163%	81.72%	623	46.92%	100.00%
9/1/2009	156	$28,356,229.00	5.69%	8.260%	80.08%	628	44.80%	100.00%
4/1/2011	2	$618,420.70	0.12%	7.088%	67.46%	625	21.88%	100.00%
5/1/2011	1	$120,000.00	0.02%	7.750%	75.00%	738	100.00%	100.00%
6/1/2011	11	$2,342,928.31	0.47%	7.604%	89.21%	596	68.73%	100.00%
7/1/2011	20	$5,217,609.65	1.05%	7.823%	85.67%	616	57.55%	100.00%
8/1/2011	42	$9,581,921.87	1.92%	7.682%	81.01%	638	45.36%	100.00%
9/1/2011	3	$511,481.72	0.10%	8.736%	92.57%	677	0.00%	100.00%
9/1/2016	23	$6,631,350.00	1.33%	8.019%	82.09%	669	33.52%	100.00%
Total	2,180	$498,617,705.76	100.00%	8.210%	82.49%	624	43.49%	100.00%

Location	# of Loans	Current Principal Balance($)	Pct by Curr Prin Bal(%)	Weighted Average Gross Coupon(%)	Weighted Average Orig LTV(%)	Weighted Average FICO	Full Doc (%)	ARM (%)
Alabama	10	$1,666,009.43	0.26%	9.724%	90.61%	587	87.34%	74.49%
Alaska	4	$998,944.45	0.16%	9.044%	85.54%	634	27.35%	100.00%
Arizona	116	$18,810,218.04	2.93%	8.452%	83.38%	622	61.57%	78.87%
Arkansas	7	$720,046.07	0.11%	8.833%	84.42%	615	83.20%	86.13%
California	583	$178,537,543.80	27.82%	8.131%	82.25%	634	36.64%	84.55%
Colorado	80	$11,752,487.40	1.83%	8.169%	82.82%	626	64.95%	82.14%
Connecticut	23	$4,881,576.01	0.76%	8.054%	81.37%	636	44.12%	68.32%
Florida	576	$103,094,882.81	16.07%	8.422%	81.73%	623	42.27%	81.41%
Georgia	74	$10,131,138.34	1.58%	8.542%	84.80%	631	52.02%	79.24%
Hawaii	36	$11,398,205.48	1.78%	8.129%	83.53%	652	46.74%	48.65%
Idaho	2	$337,957.74	0.05%	9.186%	85.22%	647	0.00%	47.80%
Illinois	255	$46,979,466.34	7.32%	8.473%	82.79%	625	44.96%	83.83%
Indiana	18	$1,613,429.26	0.25%	8.953%	88.23%	645	55.80%	63.19%
Iowa	3	$365,963.47	0.06%	7.909%	81.09%	635	100.00%	100.00%
Kansas	7	$688,699.14	0.11%	9.713%	87.22%	581	72.71%	100.00%
Kentucky	15	$1,218,567.20	0.19%	8.855%	83.26%	615	78.42%	53.34%
Louisiana	22	$2,822,058.37	0.44%	8.613%	86.69%	616	78.46%	73.79%
Maine	1	$137,274.32	0.02%	9.400%	90.00%	633	0.00%	0.00%
Maryland	151	$35,390,761.48	5.52%	7.943%	82.40%	621	53.83%	64.07%
Massachusetts	30	$7,735,326.88	1.21%	8.106%	83.74%	630	47.55%	69.96%
Michigan	265	$29,990,597.87	4.67%	8.707%	85.39%	611	63.36%	79.50%
Minnesota	29	$4,632,306.62	0.72%	8.347%	83.76%	619	54.70%	78.22%
Mississippi	13	$2,092,043.25	0.33%	8.471%	85.26%	609	43.91%	80.66%
Missouri	51	$5,329,174.80	0.83%	9.110%	86.49%	606	66.96%	73.48%
Nebraska	7	$551,145.91	0.09%	9.080%	84.44%	583	95.09%	45.24%
Nevada	78	$15,390,792.35	2.40%	8.128%	81.09%	632	42.67%	87.28%
New Hampshire	1	$74,898.82	0.01%	7.990%	43.10%	577	100.00%	100.00%
New Jersey	54	$14,868,514.10	2.32%	8.403%	82.50%	616	37.29%	85.61%
New Mexico	27	$3,742,847.96	0.58%	8.731%	84.99%	599	65.37%	64.27%
New York	117	$37,191,916.60	5.80%	8.062%	83.45%	633	39.10%	61.40%
North Carolina	27	$3,455,150.50	0.54%	9.001%	86.92%	618	68.55%	93.21%
Ohio	61	$6,268,486.64	0.98%	8.806%	87.51%	609	63.51%	75.86%
Oklahoma	17	$1,624,998.20	0.25%	8.928%	83.96%	610	80.52%	69.54%
Oregon	63	$9,816,711.80	1.53%	8.145%	81.38%	621	75.09%	74.61%
Pennsylvania	68	$9,636,003.11	1.50%	8.477%	83.41%	612	67.48%	80.06%
Rhode Island	9	$1,634,971.06	0.25%	8.366%	82.58%	643	27.14%	63.17%
South Carolina	8	$1,294,095.55	0.20%	9.005%	83.00%	583	50.06%	76.00%
South Dakota	4	$215,194.61	0.03%	9.967%	89.83%	629	89.41%	50.86%
Tennessee	20	$2,004,238.18	0.31%	8.781%	85.16%	620	67.11%	73.48%
Texas	216	$20,369,166.69	3.17%	8.662%	85.24%	629	65.63%	59.56%
Utah	5	$856,091.32	0.13%	8.409%	91.01%	582	100.00%	42.88%
Virginia	81	$14,932,955.56	2.33%	7.979%	84.02%	629	47.08%	64.03%
Washington	73	$14,288,471.27	2.23%	8.096%	83.18%	629	58.46%	76.20%
West Virginia	1	$59,918.84	0.01%	9.950%	100.00%	614	0.00%	100.00%
Wisconsin	18	$1,839,564.44	0.29%	8.970%	83.38%	604	56.58%	72.27%
Wyoming	2	$212,878.89	0.03%	8.850%	84.00%	616	100.00%	80.00%
Total	3,328	$641,653,690.97	100.00%	8.306%	82.94%	626	47.19%	77.71%

                                      Mortgage Loan Statistics—Group I

		Minimum	Maximum
Scheduled Principal Balance	$356,847,932	$16,980	$660,859
Average Scheduled Principal Balance	$181,233
Number of Mortgage Loans	1,969

Weighted Average Gross Coupon	8.237%	6.125%	12.900%
Weighted Average FICO Score	616	500	795
Weighted Average Original LTV	81.71%	17.07%	100.00%
Weighted Average Combined Original LTV	85.63%	17.07%	100.00%
Weighted Average DTI	42.45%	20.10%	55.00%

Weighted Average Original Term	358 months	180 months	360 months
Weighted Average Stated Remaining Term	355 months	174 months	358 months
Weighted Average Seasoning	3 months	2 months	11 months

Weighted Average Gross Margin	6.634%	2.750%	7.990%
Weighted Average Minimum Interest Rate	8.169%	4.500%	11.900%
Weighted Average Maximum Interest Rate	14.645%	10.990%	18.300%
Weighted Average Initial Rate Cap	2.904%	2.000%	3.000%
Weighted Average Subsequent Rate Cap	1.109%	1.000%	1.500%
Weighted Average Months to Roll	26 months	14 months	118 months

Maturity Date		May 1, 2021	September 1, 2036

Adj Rate Mortgage	78.10%	Full	52.19%
Fixed Rate Mortgage	21.90%	Limited	2.32%
		Stated	45.49%
ARM—10 Yr/6 Mth IO	0.64%
ARM—2 Yr/6 Mth	34.81%	Cash-Out Refi	74.61%
ARM—2 Yr/6 Mth IO	3.09%	Purchase	19.60%
ARM—3 Yr/6 Mth	11.21%	Rate/Term Refi	5.79%
ARM—3 Yr/6 Mth IO	0.78%
ARM—5 Yr/6 Mth	2.26%	Condominium	5.66%
ARM—5 Yr/6 Mth IO	0.07%	Planned Unit Development	9.23%
Balloon—15 Year	0.44%	Single Family	75.66%
Balloon—2 Yr/6 Mnth	17.23%	Two to Four Family	9.46%
Balloon—3 Yr/6 Mnth	6.79%
Balloon—30 Year	5.53%	Investor	6.65%
Balloon—5 Yr/6 Mnth	1.22%	Owner-Occupied	92.35%
Fixed—15 Year	0.43%	Second Home	0.99%
Fixed—20 Year	0.30%
Fixed—30 Year	15.20%	First Lien	99.41%
		Second Lien	0.59%
Not Interest Only	95.41%
Interest Only	4.59%	Top 5 Locations:
		Florida	17.15%
Prepay Penalty: N/A	24.70%	California	16.35%
Prepay Penalty: 6 months	0.10%	Illinois	10.86%
Prepay Penalty: 12 months	4.83%	Maryland	6.86%
Prepay Penalty: 24 months	38.13%	Michigan	6.34%
Prepay Penalty: 30 months	0.13%
Prepay Penalty: 36 months	32.12%

Current Balance ($)	# of Loans	Current Principal Balance($)	Pct by Curr Prin Bal(%)	Weighted Average Gross Coupon(%)	Weighted Average Orig LTV(%)	Weighted Average FICO	Full Doc (%)	ARM (%)
0.01—50,000.00	64	$2,118,026.77	0.59%	11.274%	95.59%	638	56.96%	12.78%
50,000.01—100,000.00	352	$28,001,230.52	7.85%	8.799%	80.70%	609	69.02%	69.13%
100,000.01—150,000.00	481	$59,882,670.57	16.78%	8.377%	80.84%	614	63.45%	76.41%
150,000.01—200,000.00	354	$62,160,475.64	17.42%	8.291%	80.88%	613	55.12%	79.42%
200,000.01—250,000.00	277	$61,532,228.20	17.24%	8.123%	80.62%	611	54.36%	80.87%
250,000.01—300,000.00	189	$51,965,679.28	14.56%	8.081%	82.47%	614	44.47%	80.26%
300,000.01—350,000.00	130	$42,262,164.86	11.84%	8.093%	83.65%	622	43.10%	80.85%
350,000.01—400,000.00	76	$28,528,942.05	7.99%	7.837%	81.24%	627	38.13%	78.99%
400,000.01—450,000.00	32	$13,143,247.93	3.68%	8.374%	85.96%	628	37.25%	81.25%
450,000.01—500,000.00	7	$3,307,314.28	0.93%	7.512%	81.14%	636	56.29%	100.00%
500,000.01—550,000.00	4	$2,130,652.73	0.60%	8.001%	84.26%	622	49.47%	25.55%
550,000.01—600,000.00	2	$1,154,439.85	0.32%	7.439%	78.44%	653	0.00%	51.69%
650,000.01—700,000.00	1	$660,858.95	0.19%	9.590%	90.00%	676	0.00%	100.00%
Total	1,969	$356,847,931.63	100.00%	8.237%	81.71%	616	52.19%	78.10%

Mortgage Interest Rate (%)	# of Loans	Current Principal Balance($)	Pct by Curr Prin Bal(%)	Weighted Average Gross Coupon(%)	Weighted Average Orig LTV(%)	Weighted Average FICO	Full Doc (%)	ARM (%)
6.000—6.499	10	$2,798,886.39	0.78%	6.313%	71.09%	671	73.03%	81.61%
6.500—6.999	131	$29,804,370.86	8.35%	6.832%	73.63%	650	76.24%	60.15%
7.000—7.499	230	$48,447,323.72	13.58%	7.264%	78.07%	638	65.80%	71.14%
7.500—7.999	479	$95,010,222.07	26.62%	7.796%	81.38%	621	51.71%	77.87%
8.000—8.499	259	$48,271,151.89	13.53%	8.229%	82.28%	614	54.31%	85.10%
8.500—8.999	353	$60,563,693.09	16.97%	8.731%	84.56%	605	42.95%	77.06%
9.000—9.499	171	$28,142,209.51	7.89%	9.247%	85.43%	602	34.86%	92.75%
9.500—9.999	177	$28,645,219.23	8.03%	9.728%	84.55%	583	36.98%	86.67%
10.000—10.499	61	$8,675,224.96	2.43%	10.221%	84.69%	569	45.97%	83.65%
10.500—10.999	44	$4,053,628.75	1.14%	10.746%	90.29%	582	71.17%	80.26%
11.000—11.499	11	$836,818.80	0.23%	11.237%	90.21%	592	20.44%	75.42%
11.500—11.999	22	$927,084.58	0.26%	11.704%	93.88%	614	43.86%	24.92%
12.000—12.499	17	$545,990.67	0.15%	12.195%	100.00%	622	63.59%	0.00%
12.500—12.999	4	$126,107.11	0.04%	12.663%	100.00%	647	34.08%	0.00%
Total	1,969	$356,847,931.63	100.00%	8.237%	81.71%	616	52.19%	78.10%

FICO	# of Loans	Current Principal Balance($)	Pct by Curr Prin Bal(%)	Weighted Average Gross Coupon(%)	Weighted Average Orig LTV(%)	Weighted Average FICO	Full Doc (%)	ARM (%)
500—524	38	$6,289,966.88	1.76%	9.648%	73.90%	511	69.79%	87.88%
525—549	124	$22,049,668.40	6.18%	8.963%	75.20%	539	58.33%	82.88%
550—574	253	$43,212,849.74	12.11%	8.645%	82.46%	562	69.54%	77.53%
575—599	348	$62,434,358.63	17.50%	8.434%	82.96%	588	55.90%	77.16%
600—624	442	$78,669,507.10	22.05%	8.136%	83.09%	612	55.99%	79.40%
625—649	337	$64,824,832.35	18.17%	8.065%	82.55%	636	43.84%	80.88%
650—674	207	$37,666,414.13	10.56%	7.792%	81.49%	661	45.78%	74.70%
675—699	115	$21,088,748.25	5.91%	7.910%	80.26%	686	33.23%	72.76%
>= 700	105	$20,611,586.15	5.78%	7.659%	79.62%	728	35.58%	72.11%
Total	1,969	$356,847,931.63	100.00%	8.237%	81.71%	616	52.19%	78.10%

Original LTV (%) *	# of Loans	Current Principal Balance($)	Pct by Curr Prin Bal(%)	Weighted Average Gross Coupon(%)	Weighted Average Orig LTV(%)	Weighted Average FICO	Full Doc (%)	ARM (%)
0.01—49.99	39	$5,516,634.95	1.55%	7.607%	42.19%	625	58.28%	40.16%
50.00—54.99	29	$4,395,191.13	1.23%	7.696%	51.99%	597	40.70%	59.08%
55.00—59.99	36	$6,261,967.32	1.75%	7.713%	57.71%	600	50.85%	71.27%
60.00—64.99	49	$9,411,412.32	2.64%	7.545%	62.31%	620	40.68%	74.51%
65.00—69.99	71	$13,250,840.48	3.71%	7.843%	67.10%	613	47.42%	71.29%
70.00—74.99	97	$20,195,949.54	5.66%	8.171%	72.00%	595	47.95%	65.12%
75.00—79.99	170	$31,221,778.60	8.75%	7.928%	77.25%	612	57.31%	79.63%
80.00—80.00	491	$85,246,820.25	23.89%	8.002%	80.00%	632	54.30%	84.86%
80.01—84.99	87	$18,487,939.47	5.18%	7.985%	83.44%	616	49.94%	77.40%
85.00—89.99	294	$58,230,212.45	16.32%	8.418%	86.32%	608	48.17%	74.15%
90.00—94.99	433	$81,613,145.22	22.87%	8.505%	90.31%	611	54.54%	83.65%
95.00—99.99	74	$14,477,838.10	4.06%	9.067%	95.32%	618	47.87%	83.55%
100.00	99	$8,538,201.80	2.39%	9.674%	100.00%	634	62.82%	56.03%
Total	1,969	$356,847,931.63	100.00%	8.237%	81.71%	616	52.19%	78.10%

*Original LTV for all first lien loans and combined original LTV for all second lien loans

Combined Original LTV with Simultaneous Seconds (%) **	# of Loans	Current Principal Balance($)	Pct by Curr Prin Bal(%)	Weighted Average Gross Coupon(%)	Weighted Average Orig LTV(%)	Weighted Average FICO	Full Doc (%)	ARM (%)
0.01—49.99	39	$5,516,634.95	1.55%	7.607%	42.19%	625	58.28%	40.16%
50.00—54.99	29	$4,395,191.13	1.23%	7.696%	51.99%	597	40.70%	59.08%
55.00—59.99	35	$6,050,732.77	1.70%	7.753%	57.80%	600	49.13%	70.27%
60.00—64.99	49	$9,411,412.32	2.64%	7.545%	62.31%	620	40.68%	74.51%
65.00—69.99	68	$12,641,520.79	3.54%	7.870%	67.15%	608	48.05%	71.56%
70.00—74.99	97	$20,283,201.96	5.68%	8.157%	71.80%	594	48.78%	65.27%
75.00—79.99	126	$24,957,792.32	6.99%	7.979%	76.78%	600	58.13%	79.41%
80.00—80.00	134	$24,934,631.26	6.99%	8.372%	80.00%	591	45.14%	77.25%
80.01—84.99	85	$18,625,840.26	5.22%	7.941%	83.03%	619	48.89%	77.57%
85.00—89.99	273	$56,607,060.71	15.86%	8.358%	86.22%	609	47.42%	73.45%
90.00—94.99	394	$78,166,745.55	21.90%	8.423%	90.08%	614	53.79%	83.36%
95.00—99.99	139	$24,262,424.36	6.80%	8.676%	89.52%	627	52.12%	81.14%
100.00	501	$70,994,743.25	19.89%	8.213%	83.14%	642	59.27%	85.08%
Total	1,969	$356,847,931.63	100.00%	8.237%	81.71%	616	52.19%	78.10%

**Combined LTV including simultaneous seconds for all first lien loans and combined original LTV for all second lien loans

Original Term (months)	# of Loans	Current Principal Balance($)	Pct by Curr Prin Bal(%)	Weighted Average Gross Coupon(%)	Weighted Average Orig LTV(%)	Weighted Average FICO	Full Doc (%)	ARM (%)
180	54	$3,097,585.05	0.87%	9.595%	82.96%	633	49.78%	0.00%
240	8	$1,080,952.67	0.30%	7.646%	74.60%	648	72.44%	0.00%
360	1,907	$352,669,393.91	98.83%	8.227%	81.72%	616	52.15%	79.03%
Total	1,969	$356,847,931.63	100.00%	8.237%	81.71%	616	52.19%	78.10%

Stated Remaining Term (months)	# of Loans	Current Principal Balance($)	Pct by Curr Prin Bal(%)	Weighted Average Gross Coupon(%)	Weighted Average Orig LTV(%)	Weighted Average FICO	Full Doc (%)	ARM (%)
121—180	54	$3,097,585.05	0.87%	9.595%	82.96%	633	49.78%	0.00%
181—240	8	$1,080,952.67	0.30%	7.646%	74.60%	648	72.44%	0.00%
301—360	1,907	$352,669,393.91	98.83%	8.227%	81.72%	616	52.15%	79.03%
Total	1,969	$356,847,931.63	100.00%	8.237%	81.71%	616	52.19%	78.10%

Debt Ratio (%)	# of Loans	Current Principal Balance($)	Pct by Curr Prin Bal(%)	Weighted Average Gross Coupon(%)	Weighted Average Orig LTV(%)	Weighted Average FICO	Full Doc (%)	ARM (%)
20.01—25.00	58	$8,465,598.42	2.37%	7.984%	76.65%	631	54.09%	75.13%
25.01—30.00	128	$20,758,131.83	5.82%	8.202%	78.97%	610	63.82%	74.16%
30.01—35.00	196	$31,135,380.89	8.73%	8.105%	80.24%	620	51.94%	76.01%
35.01—40.00	328	$56,830,186.24	15.93%	8.228%	82.20%	617	53.35%	81.63%
40.01—45.00	446	$82,203,572.70	23.04%	8.317%	82.49%	619	45.51%	78.97%
45.01—50.00	612	$117,800,250.52	33.01%	8.325%	82.36%	613	47.73%	80.07%
50.01—55.00	201	$39,654,811.03	11.11%	8.001%	81.10%	613	71.37%	69.77%
Total	1,969	$356,847,931.63	100.00%	8.237%	81.71%	616	52.19%	78.10%

Product	# of Loans	Current Principal Balance($)	Pct by Curr Prin Bal(%)	Weighted Average Gross Coupon(%)	Weighted Average Orig LTV(%)	Weighted Average FICO	Full Doc (%)	ARM (%)
ARM—10 Yr/6 Mth IO	11	$2,273,250.00	0.64%	8.040%	80.57%	683	30.21%	100.00%
ARM—2 Yr/6 Mth	727	$124,213,872.37	34.81%	8.504%	82.74%	606	48.82%	100.00%
ARM—2 Yr/6 Mth IO	48	$11,040,800.27	3.09%	7.512%	81.29%	666	42.53%	100.00%
ARM—3 Yr/6 Mth	227	$40,017,355.11	11.21%	8.383%	81.19%	611	52.25%	100.00%
ARM—3 Yr/6 Mth IO	16	$2,795,060.04	0.78%	7.598%	81.75%	673	65.89%	100.00%
ARM—5 Yr/6 Mth	41	$8,055,449.17	2.26%	7.754%	82.90%	617	65.05%	100.00%
ARM—5 Yr/6 Mth IO	2	$265,920.00	0.07%	8.299%	77.74%	718	45.13%	100.00%
Balloon—15 Year	43	$1,569,027.67	0.44%	11.326%	99.73%	648	50.22%	0.00%
Balloon—2 Yr/6 Mnth	273	$61,471,517.22	17.23%	8.114%	81.61%	618	41.87%	100.00%
Balloon—3 Yr/6 Mnth	108	$24,221,734.84	6.79%	8.228%	82.89%	617	55.72%	100.00%
Balloon—30 Year	90	$19,724,678.78	5.53%	7.820%	80.97%	636	61.10%	0.00%
Balloon—5 Yr/6 Mnth	22	$4,359,793.99	1.22%	7.808%	84.30%	616	60.21%	100.00%
Fixed—15 Year	11	$1,528,557.38	0.43%	7.818%	65.74%	616	49.32%	0.00%
Fixed—20 Year	8	$1,080,952.67	0.30%	7.646%	74.60%	648	72.44%	0.00%
Fixed—30 Year	342	$54,229,962.12	15.20%	8.043%	79.40%	614	66.15%	0.00%
Total	1,969	$356,847,931.63	100.00%	8.237%	81.71%	616	52.19%	78.10%

Interest Only	# of Loans	Current Principal Balance($)	Pct by Curr Prin Bal(%)	Weighted Average Gross Coupon(%)	Weighted Average Orig LTV(%)	Weighted Average FICO	Full Doc (%)	ARM (%)
Interest Only	77	$16,375,030.31	4.59%	7.613%	81.21%	670	44.85%	100.00%
Not Interest Only	1,892	$340,472,901.32	95.41%	8.267%	81.73%	613	52.55%	77.05%
Total	1,969	$356,847,931.63	100.00%	8.237%	81.71%	616	52.19%	78.10%

Interest Only Term (months)	# of Loans	Current Principal Balance($)	Pct by Curr Prin Bal(%)	Weighted Average Gross Coupon(%)	Weighted Average Orig LTV(%)	Weighted Average FICO	Full Doc (%)	ARM (%)
N/A	1,892	$340,472,901.32	95.41%	8.267%	81.73%	613	52.55%	77.05%
60	72	$15,276,122.84	4.28%	7.645%	81.71%	670	47.29%	100.00%
120	5	$1,098,907.47	0.31%	7.168%	74.30%	682	10.92%	100.00%
Total	1,969	$356,847,931.63	100.00%	8.237%	81.71%	616	52.19%	78.10%

Prepayment Penalty Term (months)	# of Loans	Current Principal Balance($)	Pct by Curr Prin Bal(%)	Weighted Average Gross Coupon(%)	Weighted Average Orig LTV(%)	Weighted Average FICO	Full Doc (%)	ARM (%)
N/A	456	$88,123,834.35	24.70%	8.477%	82.73%	619	43.98%	86.54%
6	4	$363,892.47	0.10%	8.580%	86.76%	614	78.28%	100.00%
12	68	$17,229,836.43	4.83%	8.089%	79.50%	621	47.99%	49.70%
24	735	$136,057,420.93	38.13%	8.231%	81.60%	613	49.32%	97.87%
30	2	$450,778.33	0.13%	9.016%	86.09%	636	59.41%	100.00%
36	704	$114,622,169.12	32.12%	8.079%	81.35%	617	62.44%	52.27%
Total	1,969	$356,847,931.63	100.00%	8.237%	81.71%	616	52.19%	78.10%

Lien Position	# of Loans	Current Principal Balance($)	Pct by Curr Prin Bal(%)	Weighted Average Gross Coupon(%)	Weighted Average Orig LTV(%)	Weighted Average FICO	Full Doc (%)	ARM (%)
First Lien	1,907	$354,747,328.76	99.41%	8.218%	81.60%	616	52.19%	78.57%
Second Lien	62	$2,100,602.87	0.59%	11.444%	99.80%	645	53.16%	0.00%
Total	1,969	$356,847,931.63	100.00%	8.237%	81.71%	616	52.19%	78.10%

Documentation Type	# of Loans	Current Principal Balance($)	Pct by Curr Prin Bal(%)	Weighted Average Gross Coupon(%)	Weighted Average Orig LTV(%)	Weighted Average FICO	Full Doc (%)	ARM (%)
Full	1,121	$186,252,663.24	52.19%	8.055%	82.02%	607	100.00%	73.02%
Limited	42	$8,274,977.08	2.32%	8.087%	84.20%	621	0.00%	66.36%
Stated	806	$162,320,291.31	45.49%	8.454%	81.22%	626	0.00%	84.54%
Total	1,969	$356,847,931.63	100.00%	8.237%	81.71%	616	52.19%	78.10%

Loan Purpose	# of Loans	Current Principal Balance($)	Pct by Curr Prin Bal(%)	Weighted Average Gross Coupon(%)	Weighted Average Orig LTV(%)	Weighted Average FICO	Full Doc (%)	ARM (%)
Cash-Out Refi	1,302	$266,238,838.69	74.61%	8.155%	80.86%	611	49.68%	75.53%
Purchase	549	$69,939,394.71	19.60%	8.571%	84.62%	636	57.52%	90.04%
Rate/Term Refi	118	$20,669,698.23	5.79%	8.167%	82.73%	613	66.56%	70.87%
Total	1,969	$356,847,931.63	100.00%	8.237%	81.71%	616	52.19%	78.10%

Property Type	# of Loans	Current Principal Balance($)	Pct by Curr Prin Bal(%)	Weighted Average Gross Coupon(%)	Weighted Average Orig LTV(%)	Weighted Average FICO	Full Doc (%)	ARM (%)
Condominium	115	$20,186,206.48	5.66%	8.447%	82.66%	621	45.57%	83.96%
Planned Unit Development	155	$32,930,969.33	9.23%	8.173%	81.92%	610	55.44%	85.74%
Single Family	1,554	$269,986,873.86	75.66%	8.213%	81.91%	615	53.89%	76.50%
Two to Four Family	145	$33,743,881.96	9.46%	8.373%	79.29%	629	39.41%	80.02%
Total	1,969	$356,847,931.63	100.00%	8.237%	81.71%	616	52.19%	78.10%

Occupancy Type	# of Loans	Current Principal Balance($)	Pct by Curr Prin Bal(%)	Weighted Average Gross Coupon(%)	Weighted Average Orig LTV(%)	Weighted Average FICO	Full Doc (%)	ARM (%)
Investor	147	$23,744,660.96	6.65%	8.815%	83.71%	646	43.07%	97.02%
Owner-Occupied	1,803	$329,566,878.66	92.35%	8.195%	81.53%	613	52.93%	76.51%
Second Home	19	$3,536,392.01	0.99%	8.287%	84.88%	670	45.31%	100.00%
Total	1,969	$356,847,931.63	100.00%	8.237%	81.71%	616	52.19%	78.10%

Loan Type	# of Loans	Current Principal Balance($)	Pct by Curr Prin Bal(%)	Weighted Average Gross Coupon(%)	Weighted Average Orig LTV(%)	Weighted Average FICO	Full Doc (%)	ARM (%)
Adj Rate Mortgage	1,475	$278,714,753.01	78.10%	8.292%	82.22%	615	48.80%	100.00%
Fixed Rate Mortgage	494	$78,133,178.62	21.90%	8.043%	79.87%	621	64.32%	0.00%
Total	1,969	$356,847,931.63	100.00%	8.237%	81.71%	616	52.19%	78.10%

Gross Margin (%)	# of Loans	Current Principal Balance($)	Pct by Curr Prin Bal(%)	Weighted Average Gross Coupon(%)	Weighted Average Orig LTV(%)	Weighted Average FICO	Full Doc (%)	ARM (%)
<= 4.999	24	$3,919,490.43	1.41%	7.665%	83.71%	630	82.34%	100.00%
5.000—5.999	277	$51,051,478.92	18.32%	7.983%	80.06%	626	50.08%	100.00%
6.000—6.999	646	$127,866,542.96	45.88%	7.995%	82.03%	616	51.66%	100.00%
>= 7.000	528	$95,877,240.70	34.40%	8.878%	83.57%	606	42.92%	100.00%
Total	1,475	$278,714,753.01	100.00%	8.292%	82.22%	615	48.80%	100.00%

Minimum Interest Rate (%)	# of Loans	Current Principal Balance($)	Pct by Curr Prin Bal(%)	Weighted Average Gross Coupon(%)	Weighted Average Orig LTV(%)	Weighted Average FICO	Full Doc (%)	ARM (%)
<= 4.999	7	$1,606,199.95	0.58%	6.706%	78.20%	653	100.00%	100.00%
5.000—5.499	10	$1,727,691.62	0.62%	7.584%	84.35%	647	87.04%	100.00%
5.500—5.999	19	$2,898,426.38	1.04%	7.961%	81.77%	627	68.77%	100.00%
6.000—6.499	31	$5,233,989.32	1.88%	7.503%	79.31%	641	77.03%	100.00%
6.500—6.999	91	$18,565,537.74	6.66%	7.102%	77.63%	640	72.35%	100.00%
7.000—7.499	174	$35,055,650.33	12.58%	7.396%	78.07%	633	62.23%	100.00%
7.500—7.999	354	$72,965,627.46	26.18%	7.844%	81.85%	622	48.05%	100.00%
8.000—8.499	198	$38,336,574.57	13.75%	8.238%	82.72%	616	49.23%	100.00%
8.500—8.999	252	$45,134,759.84	16.19%	8.728%	84.68%	604	39.69%	100.00%
9.000—9.499	138	$24,393,327.97	8.75%	9.244%	85.10%	601	34.03%	100.00%
9.500—9.999	129	$23,045,600.35	8.27%	9.739%	84.50%	584	33.20%	100.00%
10.000—10.499	42	$6,676,662.82	2.40%	10.222%	83.71%	568	33.08%	100.00%
10.500—10.999	21	$2,321,472.41	0.83%	10.731%	87.13%	572	63.11%	100.00%
11.000—11.499	5	$522,199.69	0.19%	11.239%	85.79%	567	15.50%	100.00%
11.500—11.999	4	$231,032.56	0.08%	11.782%	86.39%	584	25.72%	100.00%
Total	1,475	$278,714,753.01	100.00%	8.292%	82.22%	615	48.80%	100.00%

Maximum Interest Rate (%)	# of Loans	Current Principal Balance($)	Pct by Curr Prin Bal(%)	Weighted Average Gross Coupon(%)	Weighted Average Orig LTV(%)	Weighted Average FICO	Full Doc (%)	ARM (%)
10.500—10.999	1	$80,661.27	0.03%	8.990%	85.00%	544	100.00%	100.00%
12.000—12.499	5	$1,407,910.13	0.51%	6.363%	72.90%	665	81.53%	100.00%
12.500—12.999	52	$12,025,539.25	4.31%	6.816%	76.18%	636	76.69%	100.00%
13.000—13.499	111	$22,872,120.03	8.21%	7.214%	77.87%	627	67.42%	100.00%
13.500—13.999	281	$59,045,180.95	21.18%	7.711%	81.83%	621	52.95%	100.00%
14.000—14.499	200	$39,053,215.76	14.01%	7.916%	81.53%	623	60.17%	100.00%
14.500—14.999	282	$51,071,601.96	18.32%	8.333%	83.45%	617	41.28%	100.00%
15.000—15.499	164	$30,755,710.94	11.03%	8.777%	84.16%	619	32.93%	100.00%
15.500—15.999	169	$29,527,131.29	10.59%	9.190%	83.93%	600	35.04%	100.00%
16.000—16.499	84	$13,749,470.89	4.93%	9.502%	83.49%	592	31.62%	100.00%
16.500—16.999	73	$12,388,852.47	4.44%	9.801%	83.49%	580	46.01%	100.00%
17.000—17.499	30	$3,876,671.11	1.39%	10.298%	84.41%	559	52.57%	100.00%
17.500—17.999	21	$2,551,966.81	0.92%	10.838%	90.02%	573	67.75%	100.00%
18.000—18.499	2	$308,720.15	0.11%	11.235%	85.21%	531	0.00%	100.00%
Total	1,475	$278,714,753.01	100.00%	8.292%	82.22%	615	48.80%	100.00%

Initial Periodic Cap (%)	# of Loans	Current Principal Balance($)	Pct by Curr Prin Bal(%)	Weighted Average Gross Coupon(%)	Weighted Average Orig LTV(%)	Weighted Average FICO	Full Doc (%)	ARM (%)
2.000	134	$26,630,193.44	9.55%	7.979%	80.28%	633	52.21%	100.00%
3.000	1,341	$252,084,559.57	90.45%	8.325%	82.43%	613	48.43%	100.00%
Total	1,475	$278,714,753.01	100.00%	8.292%	82.22%	615	48.80%	100.00%

Subsequent Periodic Cap (%)	# of Loans	Current Principal Balance($)	Pct by Curr Prin Bal(%)	Weighted Average Gross Coupon(%)	Weighted Average Orig LTV(%)	Weighted Average FICO	Full Doc (%)	ARM (%)
1.00000	1,130	$217,843,676.98	78.16%	8.226%	82.52%	613	48.30%	100.00%
1.50000	345	$60,871,076.03	21.84%	8.527%	81.16%	619	50.56%	100.00%
Total	1,475	$278,714,753.01	100.00%	8.292%	82.22%	615	48.80%	100.00%

Next Rate Change Date	# of Loans	Current Principal Balance($)	Pct by Curr Prin Bal(%)	Weighted Average Gross Coupon(%)	Weighted Average Orig LTV(%)	Weighted Average FICO	Full Doc (%)	ARM (%)
1/1/2008	3	$595,450.91	0.21%	8.073%	86.70%	590	22.51%	100.00%
2/1/2008	2	$491,363.94	0.18%	7.736%	93.48%	648	100.00%	100.00%
3/1/2008	1	$157,475.72	0.06%	7.450%	77.56%	610	100.00%	100.00%
4/1/2008	3	$232,861.71	0.08%	10.025%	90.57%	606	69.34%	100.00%
5/1/2008	18	$3,048,930.41	1.09%	8.247%	83.23%	620	25.86%	100.00%
6/1/2008	95	$16,831,022.78	6.04%	8.134%	84.41%	613	42.50%	100.00%
7/1/2008	183	$33,073,088.40	11.87%	8.463%	85.18%	605	50.36%	100.00%
8/1/2008	564	$112,119,629.45	40.23%	8.280%	81.35%	615	45.94%	100.00%
9/1/2008	179	$30,176,366.54	10.83%	8.474%	81.15%	615	46.52%	100.00%
4/1/2009	1	$85,086.14	0.03%	8.350%	85.50%	630	0.00%	100.00%
5/1/2009	4	$579,183.44	0.21%	8.121%	81.27%	623	47.84%	100.00%
6/1/2009	21	$3,907,786.69	1.40%	7.876%	81.47%	608	61.48%	100.00%
7/1/2009	38	$7,230,901.74	2.59%	8.497%	85.19%	607	61.83%	100.00%
8/1/2009	158	$33,140,961.28	11.89%	8.277%	82.26%	614	53.59%	100.00%
9/1/2009	129	$22,090,230.70	7.93%	8.333%	80.15%	623	51.32%	100.00%
4/1/2011	2	$618,420.70	0.22%	7.088%	67.46%	625	21.88%	100.00%
5/1/2011	1	$120,000.00	0.04%	7.750%	75.00%	738	100.00%	100.00%
6/1/2011	10	$1,845,074.52	0.66%	7.699%	89.26%	598	60.30%	100.00%
7/1/2011	16	$3,365,708.81	1.21%	7.989%	85.45%	608	71.20%	100.00%
8/1/2011	33	$6,220,477.41	2.23%	7.689%	81.28%	623	67.86%	100.00%
9/1/2011	3	$511,481.72	0.18%	8.736%	92.57%	677	0.00%	100.00%
9/1/2016	11	$2,273,250.00	0.82%	8.040%	80.57%	683	30.21%	100.00%
Total	1,475	$278,714,753.01	100.00%	8.292%	82.22%	615	48.80%	100.00%

Location	# of Loans	Current Principal Balance($)	Pct by Curr Prin Bal(%)	Weighted Average Gross Coupon(%)	Weighted Average Orig LTV(%)	Weighted Average FICO	Full Doc (%)	ARM (%)
Alabama	6	$740,977.24	0.21%	9.063%	89.40%	581	82.81%	47.03%
Alaska	2	$357,293.02	0.10%	9.472%	90.00%	593	49.07%	100.00%
Arizona	61	$10,888,932.70	3.05%	8.120%	81.49%	617	69.73%	82.07%
Arkansas	4	$332,878.36	0.09%	8.652%	80.93%	609	100.00%	100.00%
California	207	$58,352,816.15	16.35%	7.935%	79.43%	620	39.82%	81.99%
Colorado	43	$6,988,595.89	1.96%	8.005%	81.03%	626	65.88%	89.49%
Connecticut	17	$3,294,298.81	0.92%	8.101%	80.10%	636	38.16%	83.14%
Florida	330	$61,192,524.05	17.15%	8.349%	80.03%	609	40.71%	80.17%
Georgia	59	$8,202,678.27	2.30%	8.542%	84.86%	628	58.40%	81.66%
Hawaii	18	$4,615,710.85	1.29%	8.109%	85.96%	638	52.68%	61.07%
Idaho	2	$337,957.74	0.09%	9.186%	85.22%	647	0.00%	47.80%
Illinois	196	$38,754,466.40	10.86%	8.330%	81.82%	619	50.42%	87.95%
Indiana	14	$1,289,201.06	0.36%	8.931%	88.74%	645	64.43%	65.13%
Iowa	3	$365,963.47	0.10%	7.909%	81.09%	635	100.00%	100.00%
Kansas	6	$527,774.95	0.15%	9.336%	86.37%	596	64.38%	100.00%
Kentucky	10	$1,002,734.65	0.28%	8.595%	81.23%	615	81.68%	55.41%
Louisiana	18	$2,348,504.05	0.66%	8.610%	87.50%	615	78.33%	69.57%
Maine	1	$137,274.32	0.04%	9.400%	90.00%	633	0.00%	0.00%
Maryland	105	$24,490,819.44	6.86%	7.840%	81.05%	612	58.72%	65.56%
Massachusetts	18	$4,981,072.89	1.40%	7.751%	80.17%	629	49.80%	92.47%
Michigan	200	$22,617,348.46	6.34%	8.691%	84.88%	606	63.56%	82.45%
Minnesota	19	$3,594,099.33	1.01%	8.263%	81.68%	621	57.24%	80.73%
Mississippi	8	$918,633.18	0.26%	8.290%	82.88%	603	100.00%	55.95%
Missouri	36	$4,367,076.35	1.22%	8.856%	85.18%	601	71.85%	75.39%
Nebraska	5	$485,116.94	0.14%	8.822%	82.32%	579	100.00%	51.40%
Nevada	42	$7,867,679.90	2.20%	8.319%	80.32%	624	44.32%	87.22%
New Hampshire	1	$74,898.82	0.02%	7.990%	43.10%	577	100.00%	100.00%
New Jersey	38	$8,815,383.89	2.47%	8.485%	82.96%	619	31.64%	91.96%
New Mexico	20	$3,170,898.08	0.89%	8.605%	83.39%	587	69.86%	65.26%
New York	60	$19,229,460.82	5.39%	7.833%	80.83%	621	46.02%	58.40%
North Carolina	16	$2,122,046.12	0.59%	9.022%	85.53%	622	49.82%	96.29%
Ohio	49	$5,135,295.13	1.44%	8.755%	87.45%	606	65.86%	80.14%
Oklahoma	9	$760,560.52	0.21%	8.436%	80.13%	615	70.95%	53.04%
Oregon	42	$6,250,363.90	1.75%	7.936%	82.34%	622	77.43%	70.85%
Pennsylvania	59	$8,431,891.44	2.36%	8.508%	83.19%	610	64.90%	78.19%
Rhode Island	6	$1,476,641.80	0.41%	8.023%	80.71%	642	30.05%	69.95%
South Carolina	5	$846,398.92	0.24%	9.224%	83.74%	561	23.64%	67.55%
South Dakota	1	$109,458.30	0.03%	8.200%	80.00%	602	100.00%	100.00%
Tennessee	11	$1,037,197.49	0.29%	8.642%	83.83%	631	61.14%	60.64%
Texas	102	$10,364,110.65	2.90%	8.737%	83.91%	617	71.13%	65.72%
Utah	4	$691,239.79	0.19%	8.044%	88.87%	582	100.00%	29.26%
Virginia	57	$9,195,545.54	2.58%	7.954%	83.58%	609	58.57%	71.66%
Washington	45	$8,503,351.85	2.38%	7.979%	82.97%	622	70.39%	68.78%
Wisconsin	12	$1,367,881.21	0.38%	8.870%	82.52%	587	72.85%	72.81%
Wyoming	2	$212,878.89	0.06%	8.850%	84.00%	616	100.00%	80.00%
Total	1,969	$356,847,931.63	100.00%	8.237%	81.71%	616	52.19%	78.10%

                                     Mortgage Loan Statistics—Group II

		Minimum	Maximum
Scheduled Principal Balance	$284,805,759	$15,606	$974,271
Average Scheduled Principal Balance	$209,570
Number of Mortgage Loans	1,359

Weighted Average Gross Coupon	8.392%	6.125%	13.250%
Weighted Average FICO Score	640	514	821
Weighted Average Original LTV	84.49%	32.73%	100.00%
Weighted Average Combined Original LTV	92.83%	32.73%	100.00%
Weighted Average DTI	40.91%	0.00%	60.20%

Weighted Average Original Term	345 months	180 months	360 months
Weighted Average Stated Remaining Term	342 months	174 months	358 months
Weighted Average Seasoning	3 months	2 months	14 months

Weighted Average Gross Margin	6.597%	4.125%	9.300%
Weighted Average Minimum Interest Rate	7.961%	4.125%	11.200%
Weighted Average Maximum Interest Rate	14.602%	12.125%	18.550%
Weighted Average Initial Rate Cap	2.884%	2.000%	3.000%
Weighted Average Subsequent Rate Cap	1.091%	1.000%	1.500%
Weighted Average Months to Roll	25 months	16 months	118 months

Maturity Date		May 1, 2021	September 1, 2036

Adj Rate Mortgage	77.21%	Full	40.93%
Fixed Rate Mortgage	22.79%	Limited	2.41%
		Stated	56.66%
ARM—10 Yr/6 Mth IO	1.53%
ARM—2 Yr/6 Mth	22.16%	Cash-Out Refi	36.32%
ARM—2 Yr/6 Mth IO	14.69%	Purchase	60.48%
ARM—3 Yr/6 Mth	4.18%	Rate/Term Refi	3.20%
ARM—3 Yr/6 Mth IO	2.66%
ARM—5 Yr/6 Mth	0.68%	Condominium	5.44%
ARM—5 Yr/6 Mth IO	0.19%	Planned Unit Development	16.70%
Balloon—15 Year	7.76%	Single Family	72.69%
Balloon—2 Yr/6 Mnth	25.72%	Two to Four Family	5.17%
Balloon—3 Yr/6 Mnth	4.27%
Balloon—30 Year	2.83%	Investor	4.13%
Balloon—5 Yr/6 Mnth	1.13%	Owner-Occupied	95.40%
Fixed—15 Year	0.15%	Second Home	0.47%
Fixed—20 Year	0.27%
Fixed—30 Year	11.24%	First Lien	89.02%
Fixed—30 Year IO	0.53%	Second Lien	10.98%

Not Interest Only	80.40%	Top 5 Locations:
Interest Only	19.60%	California	42.20%
		Florida	14.71%
Prepay Penalty: N/A	18.95%	New York	6.31%
Prepay Penalty: 12 months	7.34%	Maryland	3.83%
Prepay Penalty: 24 months	52.37%	Texas	3.51%
Prepay Penalty: 36 months	21.33%

Current Balance ($)	# of Loans	Current Principal Balance($)	Pct by Curr Prin Bal(%)	Weighted Average Gross Coupon(%)	Weighted Average Orig LTV(%)	Weighted Average FICO	Full Doc (%)	ARM (%)
0.01—50,000.00	275	$9,020,038.84	3.17%	11.056%	99.57%	652	60.27%	0.53%
50,000.01—100,000.00	248	$18,298,694.49	6.42%	10.517%	94.93%	648	48.58%	15.62%
100,000.01—150,000.00	139	$17,019,003.75	5.98%	9.632%	88.88%	643	49.48%	44.98%
150,000.01—200,000.00	136	$23,907,985.12	8.39%	8.462%	83.11%	636	57.48%	85.87%
200,000.01—250,000.00	107	$23,995,572.68	8.43%	8.063%	81.52%	638	44.92%	87.01%
250,000.01—300,000.00	96	$26,409,251.49	9.27%	8.207%	83.54%	636	44.68%	91.70%
300,000.01—350,000.00	63	$20,449,612.12	7.18%	7.941%	81.07%	638	30.21%	93.72%
350,000.01—400,000.00	51	$19,102,443.12	6.71%	8.120%	82.20%	650	23.30%	84.30%
400,000.01—450,000.00	66	$28,335,906.51	9.95%	7.899%	83.33%	639	40.88%	89.30%
450,000.01—500,000.00	75	$35,809,470.41	12.57%	7.926%	83.23%	630	31.99%	88.12%
500,000.01—550,000.00	34	$17,864,261.94	6.27%	7.737%	82.88%	640	35.22%	88.27%
550,000.01—600,000.00	26	$14,930,141.57	5.24%	8.046%	84.83%	638	42.53%	65.48%
600,000.01—650,000.00	14	$8,779,997.93	3.08%	7.978%	83.96%	641	35.46%	100.00%
650,000.01—700,000.00	16	$10,773,635.06	3.78%	8.117%	82.77%	643	25.14%	81.12%
700,000.01—750,000.00	8	$5,846,920.25	2.05%	7.939%	79.28%	649	62.99%	87.36%
750,000.01—800,000.00	1	$774,224.60	0.27%	8.540%	64.58%	685	0.00%	100.00%
800,000.01—850,000.00	2	$1,664,281.21	0.58%	7.525%	86.98%	673	49.64%	100.00%
850,000.01—900,000.00	1	$850,047.65	0.30%	7.850%	90.00%	619	100.00%	0.00%
950,000.01—1,000,000.00	1	$974,270.60	0.34%	8.500%	87.37%	627	0.00%	100.00%
Total	1,359	$284,805,759.34	100.00%	8.392%	84.49%	640	40.93%	77.21%

Mortgage Interest Rate (%)	# of Loans	Current Principal Balance($)	Pct by Curr Prin Bal(%)	Weighted Average Gross Coupon(%)	Weighted Average Orig LTV(%)	Weighted Average FICO	Full Doc (%)	ARM (%)
6.000—6.499	15	$4,774,924.12	1.68%	6.304%	73.25%	663	86.48%	65.57%
6.500—6.999	64	$23,704,756.53	8.32%	6.821%	79.69%	664	69.79%	67.85%
7.000—7.499	113	$35,857,070.94	12.59%	7.272%	80.77%	654	56.16%	87.86%
7.500—7.999	245	$79,277,218.88	27.84%	7.761%	82.32%	642	35.88%	87.87%
8.000—8.499	115	$36,510,441.66	12.82%	8.229%	82.59%	632	36.70%	87.66%
8.500—8.999	140	$39,134,881.63	13.74%	8.726%	83.28%	623	21.43%	91.77%
9.000—9.499	56	$14,007,543.44	4.92%	9.211%	84.66%	614	27.18%	84.77%
9.500—9.999	137	$16,797,827.11	5.90%	9.718%	91.75%	628	35.99%	74.59%
10.000—10.499	65	$7,340,018.29	2.58%	10.195%	94.18%	641	68.84%	45.87%
10.500—10.999	108	$8,486,434.89	2.98%	10.768%	97.80%	639	55.46%	31.44%
11.000—11.499	102	$7,411,197.07	2.60%	11.223%	98.64%	656	25.19%	14.91%
11.500—11.999	79	$4,839,567.93	1.70%	11.785%	99.81%	647	26.92%	1.28%
12.000—12.499	96	$5,519,670.20	1.94%	12.129%	99.82%	631	44.99%	0.00%
12.500—12.999	14	$749,680.73	0.26%	12.672%	100.00%	632	21.70%	0.00%
13.000—13.499	10	$394,525.92	0.14%	13.219%	100.00%	626	22.85%	0.00%
Total	1,359	$284,805,759.34	100.00%	8.392%	84.49%	640	40.93%	77.21%

FICO	# of Loans	Current Principal Balance($)	Pct by Curr Prin Bal(%)	Weighted Average Gross Coupon(%)	Weighted Average Orig LTV(%)	Weighted Average FICO	Full Doc (%)	ARM (%)
500—524	3	$906,841.60	0.32%	9.469%	74.26%	519	100.00%	100.00%
525—549	17	$4,669,074.58	1.64%	8.816%	78.32%	540	61.77%	84.39%
550—574	49	$15,633,086.86	5.49%	8.517%	83.25%	564	49.07%	85.06%
575—599	114	$32,529,748.07	11.42%	8.499%	85.80%	588	60.39%	89.24%
600—624	300	$56,814,202.88	19.95%	8.493%	84.51%	612	58.19%	76.24%
625—649	292	$61,012,148.90	21.42%	8.377%	85.21%	637	38.68%	76.46%
650—674	289	$51,662,637.59	18.14%	8.485%	84.92%	661	26.89%	75.60%
675—699	173	$34,377,522.32	12.07%	8.266%	84.63%	685	26.53%	72.39%
>= 700	122	$27,200,496.54	9.55%	7.890%	82.37%	732	21.27%	69.20%
Total	1,359	$284,805,759.34	100.00%	8.392%	84.49%	640	40.93%	77.21%

Original LTV (%) *	# of Loans	Current Principal Balance($)	Pct by Curr Prin Bal(%)	Weighted Average Gross Coupon(%)	Weighted Average Orig LTV(%)	Weighted Average FICO	Full Doc (%)	ARM (%)
0.01—49.99	6	$1,140,474.86	0.40%	7.844%	41.83%	590	40.20%	75.43%
50.00—54.99	4	$719,795.40	0.25%	7.590%	52.23%	596	100.00%	57.44%
55.00—59.99	6	$2,190,282.21	0.77%	6.703%	58.23%	712	59.29%	36.02%
60.00—64.99	11	$3,169,742.26	1.11%	8.178%	62.20%	635	17.07%	86.56%
65.00—69.99	14	$5,153,395.82	1.81%	7.656%	68.18%	606	67.38%	43.47%
70.00—74.99	10	$3,492,446.07	1.23%	7.662%	73.03%	598	44.13%	82.97%
75.00—79.99	51	$12,629,232.07	4.43%	7.976%	77.59%	636	42.78%	62.69%
80.00—80.00	429	$125,443,995.05	44.05%	7.845%	80.00%	652	36.66%	95.59%
80.01—84.99	29	$12,673,796.95	4.45%	7.748%	83.33%	622	57.48%	69.03%
85.00—89.99	78	$26,104,824.71	9.17%	8.221%	87.08%	616	35.42%	78.88%
90.00—94.99	145	$46,899,756.37	16.47%	8.384%	90.21%	625	40.66%	84.32%
95.00—99.99	68	$10,556,926.40	3.71%	9.387%	95.46%	617	56.11%	84.01%
100.00	508	$34,631,091.17	12.16%	10.940%	100.00%	653	45.10%	12.62%
Total	1,359	$284,805,759.34	100.00%	8.392%	84.49%	640	40.93%	77.21%

*Original LTV for all first lien loans and combined original LTV for all second lien loans

Combined Original LTV with Simultaneous Seconds (%) **	# of Loans	Current Principal Balance($)	Pct by Curr Prin Bal(%)	Weighted Average Gross Coupon(%)	Weighted Average Orig LTV(%)	Weighted Average FICO	Full Doc (%)	ARM (%)
0.01—49.99	6	$1,140,474.86	0.40%	7.844%	41.83%	590	40.20%	75.43%
50.00—54.99	4	$719,795.40	0.25%	7.590%	52.23%	596	100.00%	57.44%
55.00—59.99	6	$2,190,282.21	0.77%	6.703%	58.23%	712	59.29%	36.02%
60.00—64.99	11	$3,169,742.26	1.11%	8.178%	62.20%	635	17.07%	86.56%
65.00—69.99	14	$5,153,395.82	1.81%	7.656%	68.18%	606	67.38%	43.47%
70.00—74.99	8	$2,919,639.79	1.03%	7.580%	72.93%	597	52.79%	79.63%
75.00—79.99	30	$7,680,044.27	2.70%	8.111%	77.33%	623	39.39%	49.67%
80.00—80.00	47	$15,506,311.69	5.44%	8.007%	80.00%	616	25.86%	93.84%
80.01—84.99	27	$12,022,866.48	4.22%	7.752%	83.45%	622	56.94%	67.35%
85.00—89.99	72	$25,192,512.06	8.85%	8.180%	87.15%	617	36.70%	78.11%
90.00—94.99	129	$43,066,954.19	15.12%	8.305%	89.98%	626	41.66%	81.68%
95.00—99.99	94	$17,330,684.40	6.09%	8.948%	89.75%	632	44.09%	87.31%
100.00	911	$148,713,055.91	52.22%	8.574%	84.89%	655	40.23%	76.71%
Total	1,359	$284,805,759.34	100.00%	8.392%	84.49%	640	40.93%	77.21%

**Combined LTV including simultaneous seconds for all first lien loans and combined original LTV for all second lien loans

Original Term (months)	# of Loans	Current Principal Balance($)	Pct by Curr Prin Bal(%)	Weighted Average Gross Coupon(%)	Weighted Average Orig LTV(%)	Weighted Average FICO	Full Doc (%)	ARM (%)
180	361	$22,547,804.18	7.92%	11.258%	99.62%	655	42.83%	0.00%
240	4	$764,967.73	0.27%	6.952%	70.44%	718	100.00%	0.00%
360	994	$261,492,987.43	91.81%	8.149%	83.22%	638	40.59%	84.10%
Total	1,359	$284,805,759.34	100.00%	8.392%	84.49%	640	40.93%	77.21%

Stated Remaining Term (months)	# of Loans	Current Principal Balance($)	Pct by Curr Prin Bal(%)	Weighted Average Gross Coupon(%)	Weighted Average Orig LTV(%)	Weighted Average FICO	Full Doc (%)	ARM (%)
121—180	361	$22,547,804.18	7.92%	11.258%	99.62%	655	42.83%	0.00%
181—240	4	$764,967.73	0.27%	6.952%	70.44%	718	100.00%	0.00%
301—360	994	$261,492,987.43	91.81%	8.149%	83.22%	638	40.59%	84.10%
Total	1,359	$284,805,759.34	100.00%	8.392%	84.49%	640	40.93%	77.21%

Debt Ratio (%)	# of Loans	Current Principal Balance($)	Pct by Curr Prin Bal(%)	Weighted Average Gross Coupon(%)	Weighted Average Orig LTV(%)	Weighted Average FICO	Full Doc (%)	ARM (%)
<= 0.00	2	$534,334.84	0.19%	10.969%	88.08%	629	0.00%	79.45%
0.01—20.00	68	$11,502,736.22	4.04%	8.098%	81.16%	613	75.76%	78.40%
20.01—25.00	47	$7,762,560.78	2.73%	8.552%	83.80%	625	69.71%	65.17%
25.01—30.00	71	$13,483,221.37	4.73%	8.364%	82.11%	643	55.38%	65.15%
30.01—35.00	131	$24,981,795.18	8.77%	8.310%	84.36%	647	38.26%	77.74%
35.01—40.00	219	$46,143,656.84	16.20%	8.286%	83.88%	655	31.96%	74.58%
40.01—45.00	300	$68,041,420.74	23.89%	8.416%	84.79%	639	36.70%	84.18%
45.01—50.00	403	$86,365,961.00	30.32%	8.504%	85.41%	640	33.80%	78.20%
50.01—55.00	116	$25,753,317.54	9.04%	8.279%	84.70%	618	63.16%	68.98%
55.01—60.00	1	$33,909.85	0.01%	10.850%	100.00%	641	100.00%	0.00%
>= 60.01	1	$202,844.98	0.07%	6.350%	80.00%	749	100.00%	100.00%
Total	1,359	$284,805,759.34	100.00%	8.392%	84.49%	640	40.93%	77.21%

Product	# of Loans	Current Principal Balance($)	Pct by Curr Prin Bal(%)	Weighted Average Gross Coupon(%)	Weighted Average Orig LTV(%)	Weighted Average FICO	Full Doc (%)	ARM (%)
ARM—10 Yr/6 Mth IO	12	$4,358,100.00	1.53%	8.008%	82.88%	662	35.25%	100.00%
ARM—2 Yr/6 Mth	240	$63,100,727.70	22.16%	8.319%	83.85%	624	41.05%	100.00%
ARM—2 Yr/6 Mth IO	132	$41,843,657.43	14.69%	7.898%	81.86%	649	37.36%	100.00%
ARM—3 Yr/6 Mth	44	$11,918,365.88	4.18%	8.099%	85.09%	635	24.30%	100.00%
ARM—3 Yr/6 Mth IO	20	$7,563,744.70	2.66%	7.585%	83.07%	653	52.18%	100.00%
ARM—5 Yr/6 Mth	5	$1,947,490.66	0.68%	7.693%	87.42%	593	56.72%	100.00%
ARM—5 Yr/6 Mth IO	1	$532,000.00	0.19%	6.750%	80.00%	741	0.00%	100.00%
Balloon—15 Year	352	$22,106,787.38	7.76%	11.259%	99.68%	655	42.84%	0.00%
Balloon—2 Yr/6 Mnth	205	$73,255,699.40	25.72%	8.156%	82.79%	636	36.02%	100.00%
Balloon—3 Yr/6 Mnth	38	$12,151,458.55	4.27%	8.022%	78.77%	636	27.54%	100.00%
Balloon—30 Year	21	$8,051,248.56	2.83%	7.737%	82.53%	658	43.10%	0.00%
Balloon—5 Yr/6 Mnth	8	$3,231,708.43	1.13%	7.656%	80.93%	666	3.87%	100.00%
Fixed—15 Year	9	$441,016.80	0.15%	11.247%	96.78%	658	42.14%	0.00%
Fixed—20 Year	4	$764,967.73	0.27%	6.952%	70.44%	718	100.00%	0.00%
Fixed—30 Year	262	$32,020,459.85	11.24%	8.544%	85.76%	642	65.41%	0.00%
Fixed—30 Year IO	6	$1,518,326.27	0.53%	8.268%	89.18%	668	56.12%	0.00%
Total	1,359	$284,805,759.34	100.00%	8.392%	84.49%	640	40.93%	77.21%

Interest Only	# of Loans	Current Principal Balance($)	Pct by Curr Prin Bal(%)	Weighted Average Gross Coupon(%)	Weighted Average Orig LTV(%)	Weighted Average FICO	Full Doc (%)	ARM (%)
Interest Only	171	$55,815,828.40	19.60%	7.863%	82.29%	652	39.35%	97.28%
Not Interest Only	1,188	$228,989,930.94	80.40%	8.521%	85.02%	637	41.31%	72.32%
Total	1,359	$284,805,759.34	100.00%	8.392%	84.49%	640	40.93%	77.21%

Interest Only Term (months)	# of Loans	Current Principal Balance($)	Pct by Curr Prin Bal(%)	Weighted Average Gross Coupon(%)	Weighted Average Orig LTV(%)	Weighted Average FICO	Full Doc (%)	ARM (%)
N/A	1,188	$228,989,930.94	80.40%	8.521%	85.02%	637	41.31%	72.32%
36	1	$735,000.00	0.26%	6.990%	74.62%	630	100.00%	100.00%
60	153	$50,244,621.72	17.64%	7.865%	82.63%	649	42.26%	96.98%
120	17	$4,836,206.68	1.70%	7.977%	79.92%	682	0.00%	100.00%
Total	1,359	$284,805,759.34	100.00%	8.392%	84.49%	640	40.93%	77.21%

Prepayment Penalty Term (months)	# of Loans	Current Principal Balance($)	Pct by Curr Prin Bal(%)	Weighted Average Gross Coupon(%)	Weighted Average Orig LTV(%)	Weighted Average FICO	Full Doc (%)	ARM (%)
N/A	334	$53,981,331.01	18.95%	8.948%	87.35%	639	33.23%	71.73%
12	72	$20,901,604.83	7.34%	8.503%	83.29%	644	36.13%	65.69%
24	687	$149,162,772.51	52.37%	8.369%	84.20%	639	40.89%	89.40%
36	266	$60,760,050.99	21.33%	7.917%	83.08%	639	49.50%	56.11%
Total	1,359	$284,805,759.34	100.00%	8.392%	84.49%	640	40.93%	77.21%

Lien Position	# of Loans	Current Principal Balance($)	Pct by Curr Prin Bal(%)	Weighted Average Gross Coupon(%)	Weighted Average Orig LTV(%)	Weighted Average FICO	Full Doc (%)	ARM (%)
First Lien	829	$253,540,666.40	89.02%	8.051%	82.61%	638	40.11%	86.73%
Second Lien	530	$31,265,092.94	10.98%	11.158%	99.69%	656	47.56%	0.00%
Total	1,359	$284,805,759.34	100.00%	8.392%	84.49%	640	40.93%	77.21%

Documentation Type	# of Loans	Current Principal Balance($)	Pct by Curr Prin Bal(%)	Weighted Average Gross Coupon(%)	Weighted Average Orig LTV(%)	Weighted Average FICO	Full Doc (%)	ARM (%)
Full	646	$116,562,336.45	40.93%	8.178%	84.74%	624	100.00%	69.38%
Limited	32	$6,864,810.25	2.41%	8.278%	85.68%	622	0.00%	78.37%
Stated	681	$161,378,612.64	56.66%	8.551%	84.26%	652	0.00%	82.82%
Total	1,359	$284,805,759.34	100.00%	8.392%	84.49%	640	40.93%	77.21%

Loan Purpose	# of Loans	Current Principal Balance($)	Pct by Curr Prin Bal(%)	Weighted Average Gross Coupon(%)	Weighted Average Orig LTV(%)	Weighted Average FICO	Full Doc (%)	ARM (%)
Cash-Out Refi	361	$103,439,087.15	36.32%	8.225%	83.64%	625	42.44%	72.35%
Purchase	943	$172,246,710.62	60.48%	8.509%	85.03%	649	39.00%	82.71%
Rate/Term Refi	55	$9,119,961.57	3.20%	8.082%	83.89%	635	60.26%	28.42%
Total	1,359	$284,805,759.34	100.00%	8.392%	84.49%	640	40.93%	77.21%

Property Type	# of Loans	Current Principal Balance($)	Pct by Curr Prin Bal(%)	Weighted Average Gross Coupon(%)	Weighted Average Orig LTV(%)	Weighted Average FICO	Full Doc (%)	ARM (%)
Condominium	111	$15,490,080.71	5.44%	8.793%	85.97%	650	47.18%	74.84%
Planned Unit Development	215	$47,575,752.03	16.70%	8.220%	84.35%	643	45.74%	72.86%
Single Family	974	$207,020,899.61	72.69%	8.386%	84.27%	637	39.96%	78.73%
Two to Four Family	59	$14,719,026.99	5.17%	8.610%	86.43%	660	32.44%	72.35%
Total	1,359	$284,805,759.34	100.00%	8.392%	84.49%	640	40.93%	77.21%

Occupancy Type	# of Loans	Current Principal Balance($)	Pct by Curr Prin Bal(%)	Weighted Average Gross Coupon(%)	Weighted Average Orig LTV(%)	Weighted Average FICO	Full Doc (%)	ARM (%)
Investor	59	$11,773,654.70	4.13%	8.462%	77.73%	651	40.26%	56.01%
Owner-Occupied	1,295	$271,692,100.72	95.40%	8.391%	84.81%	639	41.00%	78.28%
Second Home	5	$1,340,003.92	0.47%	7.937%	79.59%	645	32.61%	46.65%
Total	1,359	$284,805,759.34	100.00%	8.392%	84.49%	640	40.93%	77.21%

Loan Type	# of Loans	Current Principal Balance($)	Pct by Curr Prin Bal(%)	Weighted Average Gross Coupon(%)	Weighted Average Orig LTV(%)	Weighted Average FICO	Full Doc (%)	ARM (%)
Adj Rate Mortgage	705	$219,902,952.75	77.21%	8.106%	82.84%	637	36.78%	100.00%
Fixed Rate Mortgage	654	$64,902,806.59	22.79%	9.362%	90.08%	650	54.99%	0.00%
Total	1,359	$284,805,759.34	100.00%	8.392%	84.49%	640	40.93%	77.21%

Gross Margin (%)	# of Loans	Current Principal Balance($)	Pct by Curr Prin Bal(%)	Weighted Average Gross Coupon(%)	Weighted Average Orig LTV(%)	Weighted Average FICO	Full Doc (%)	ARM (%)
<= 4.999	11	$3,703,096.33	1.68%	6.865%	77.58%	647	70.10%	100.00%
5.000—5.999	180	$52,332,809.84	23.80%	7.695%	81.51%	651	49.56%	100.00%
6.000—6.999	289	$95,157,180.87	43.27%	7.908%	83.12%	638	36.66%	100.00%
>= 7.000	225	$68,709,865.71	31.25%	8.759%	83.75%	623	25.41%	100.00%
Total	705	$219,902,952.75	100.00%	8.106%	82.84%	637	36.78%	100.00%

Minimum Interest Rate (%)	# of Loans	Current Principal Balance($)	Pct by Curr Prin Bal(%)	Weighted Average Gross Coupon(%)	Weighted Average Orig LTV(%)	Weighted Average FICO	Full Doc (%)	ARM (%)
<= 4.999	3	$830,417.20	0.38%	6.570%	80.00%	665	100.00%	100.00%
5.000—5.499	6	$1,109,817.95	0.50%	7.393%	76.69%	634	63.93%	100.00%
5.500—5.999	15	$4,133,291.68	1.88%	7.811%	82.51%	649	45.37%	100.00%
6.000—6.499	27	$6,714,767.02	3.05%	7.555%	77.55%	647	54.02%	100.00%
6.500—6.999	46	$16,604,464.66	7.55%	6.983%	79.89%	655	66.32%	100.00%
7.000—7.499	99	$32,157,871.47	14.62%	7.373%	81.36%	652	56.40%	100.00%
7.500—7.999	198	$66,866,634.17	30.41%	7.761%	82.06%	644	31.91%	100.00%
8.000—8.499	98	$29,948,572.58	13.62%	8.339%	83.68%	629	36.03%	100.00%
8.500—8.999	113	$33,440,728.66	15.21%	8.753%	83.73%	622	17.81%	100.00%
9.000—9.499	40	$11,395,716.91	5.18%	9.254%	85.27%	610	17.97%	100.00%
9.500—9.999	37	$11,124,525.21	5.06%	9.678%	89.00%	614	22.33%	100.00%
10.000—10.499	11	$2,879,775.71	1.31%	10.097%	88.74%	606	49.67%	100.00%
10.500—10.999	9	$1,872,002.12	0.85%	10.673%	93.09%	598	33.85%	100.00%
11.000—11.499	3	$824,367.41	0.37%	11.097%	91.48%	619	0.00%	100.00%
Total	705	$219,902,952.75	100.00%	8.106%	82.84%	637	36.78%	100.00%

Maximum Interest Rate (%)	# of Loans	Current Principal Balance($)	Pct by Curr Prin Bal(%)	Weighted Average Gross Coupon(%)	Weighted Average Orig LTV(%)	Weighted Average FICO	Full Doc (%)	ARM (%)
12.000—12.499	7	$1,719,533.90	0.78%	6.313%	72.01%	648	81.90%	100.00%
12.500—12.999	26	$8,870,462.11	4.03%	6.812%	80.64%	651	73.01%	100.00%
13.000—13.499	57	$18,706,070.51	8.51%	7.190%	80.73%	651	47.76%	100.00%
13.500—13.999	113	$38,415,362.80	17.47%	7.592%	81.93%	648	37.14%	100.00%
14.000—14.499	84	$27,654,773.67	12.58%	7.736%	81.73%	645	49.69%	100.00%
14.500—14.999	180	$58,367,312.61	26.54%	8.093%	82.17%	635	29.61%	100.00%
15.000—15.499	85	$26,222,754.87	11.92%	8.527%	83.44%	629	28.66%	100.00%
15.500—15.999	80	$22,859,423.86	10.40%	8.994%	84.71%	628	16.44%	100.00%
16.000—16.499	24	$6,377,849.75	2.90%	9.521%	85.17%	597	38.79%	100.00%
16.500—16.999	27	$6,982,920.95	3.18%	9.892%	92.05%	603	37.78%	100.00%
17.000—17.499	8	$1,624,354.57	0.74%	10.427%	91.82%	610	59.94%	100.00%
17.500—17.999	9	$1,359,660.76	0.62%	10.689%	97.56%	584	82.47%	100.00%
18.000—18.499	4	$680,411.84	0.31%	11.089%	96.87%	594	41.24%	100.00%
18.500—18.999	1	$62,060.55	0.03%	11.550%	90.00%	589	0.00%	100.00%
Total	705	$219,902,952.75	100.00%	8.106%	82.84%	637	36.78%	100.00%

Initial Periodic Cap (%)	# of Loans	Current Principal Balance($)	Pct by Curr Prin Bal(%)	Weighted Average Gross Coupon(%)	Weighted Average Orig LTV(%)	Weighted Average FICO	Full Doc (%)	ARM (%)
2.000	76	$25,455,621.90	11.58%	7.894%	84.14%	653	34.55%	100.00%
3.000	629	$194,447,330.85	88.42%	8.133%	82.67%	634	37.07%	100.00%
Total	705	$219,902,952.75	100.00%	8.106%	82.84%	637	36.78%	100.00%

Subsequent Periodic Cap (%)	# of Loans	Current Principal Balance($)	Pct by Curr Prin Bal(%)	Weighted Average Gross Coupon(%)	Weighted Average Orig LTV(%)	Weighted Average FICO	Full Doc (%)	ARM (%)
1.000	553	$179,890,338.16	81.80%	8.072%	82.95%	637	35.70%	100.00%
1.500	152	$40,012,614.59	18.20%	8.260%	82.32%	635	41.61%	100.00%
Total	705	$219,902,952.75	100.00%	8.106%	82.84%	637	36.78%	100.00%

Next Rate Change Date	# of Loans	Current Principal Balance($)	Pct by Curr Prin Bal(%)	Weighted Average Gross Coupon(%)	Weighted Average Orig LTV(%)	Weighted Average FICO	Full Doc (%)	ARM (%)
3/1/2008	1	$135,999.84	0.06%	8.000%	80.00%	643	0.00%	100.00%
4/1/2008	1	$370,000.00	0.17%	9.969%	100.00%	620	0.00%	100.00%
5/1/2008	15	$5,893,821.71	2.68%	8.167%	85.46%	628	27.71%	100.00%
6/1/2008	25	$5,845,608.54	2.66%	7.823%	84.50%	647	36.83%	100.00%
7/1/2008	69	$20,633,511.46	9.38%	8.205%	85.10%	612	34.79%	100.00%
8/1/2008	365	$117,641,695.62	53.50%	8.122%	82.26%	640	38.35%	100.00%
9/1/2008	101	$27,679,447.36	12.59%	8.290%	83.21%	632	42.77%	100.00%
5/1/2009	1	$504,213.60	0.23%	6.740%	90.00%	630	100.00%	100.00%
6/1/2009	5	$1,077,768.80	0.49%	7.956%	88.02%	611	22.46%	100.00%
7/1/2009	13	$5,297,832.14	2.41%	7.947%	88.05%	639	30.46%	100.00%
8/1/2009	56	$18,487,756.29	8.41%	7.959%	80.75%	639	34.95%	100.00%
9/1/2009	27	$6,265,998.30	2.85%	8.005%	79.82%	647	21.83%	100.00%
6/1/2011	1	$497,853.79	0.23%	7.250%	89.06%	588	100.00%	100.00%
7/1/2011	4	$1,851,900.84	0.84%	7.521%	86.07%	631	32.76%	100.00%
8/1/2011	9	$3,361,444.46	1.53%	7.669%	80.51%	666	3.72%	100.00%
9/1/2016	12	$4,358,100.00	1.98%	8.008%	82.88%	662	35.25%	100.00%
Total	705	$219,902,952.75	100.00%	8.106%	82.84%	637	36.78%	100.00%

Location	# of Loans	Current Principal Balance($)	Pct by Curr Prin Bal(%)	Weighted Average Gross Coupon(%)	Weighted Average Orig LTV(%)	Weighted Average FICO	Full Doc (%)	ARM (%)
Alabama	4	$925,032.19	0.32%	10.253%	91.58%	593	90.97%	96.49%
Alaska	2	$641,651.43	0.23%	8.805%	83.05%	656	15.26%	100.00%
Arizona	55	$7,921,285.34	2.78%	8.908%	85.97%	627	50.35%	74.46%
Arkansas	3	$387,167.71	0.14%	8.987%	87.42%	621	68.76%	74.20%
California	376	$120,184,727.65	42.20%	8.226%	83.62%	641	35.09%	85.79%
Colorado	37	$4,763,891.51	1.67%	8.410%	85.43%	626	63.59%	71.35%
Connecticut	6	$1,587,277.20	0.56%	7.955%	84.02%	634	56.48%	37.56%
Florida	246	$41,902,358.76	14.71%	8.528%	84.20%	643	44.56%	83.21%
Georgia	15	$1,928,460.07	0.68%	8.541%	84.56%	642	24.87%	68.95%
Hawaii	18	$6,782,494.63	2.38%	8.143%	81.88%	662	42.70%	40.21%
Illinois	59	$8,224,999.94	2.89%	9.145%	87.31%	656	19.23%	64.45%
Indiana	4	$324,228.20	0.11%	9.040%	86.19%	644	21.45%	55.45%
Kansas	1	$160,924.19	0.06%	10.950%	90.00%	532	100.00%	100.00%
Kentucky	5	$215,832.55	0.08%	10.063%	92.69%	615	63.27%	43.74%
Louisiana	4	$473,554.32	0.17%	8.626%	82.67%	626	79.09%	94.71%
Maryland	46	$10,899,942.04	3.83%	8.175%	85.45%	640	42.84%	60.71%
Massachusetts	12	$2,754,253.99	0.97%	8.747%	90.20%	632	43.49%	29.25%
Michigan	65	$7,373,249.41	2.59%	8.757%	86.98%	624	62.75%	70.46%
Minnesota	10	$1,038,207.29	0.36%	8.641%	90.94%	612	45.92%	69.51%
Mississippi	5	$1,173,410.07	0.41%	8.613%	87.12%	615	0.00%	100.00%
Missouri	15	$962,098.45	0.34%	10.263%	92.45%	630	44.78%	64.80%
Nebraska	2	$66,028.97	0.02%	10.975%	100.00%	607	58.98%	0.00%
Nevada	36	$7,523,112.45	2.64%	7.928%	81.89%	641	40.94%	87.35%
New Jersey	16	$6,053,130.21	2.13%	8.283%	81.81%	611	45.54%	76.36%
New Mexico	7	$571,949.88	0.20%	9.431%	93.85%	663	40.51%	58.74%
New York	57	$17,962,455.78	6.31%	8.308%	86.25%	645	31.69%	64.61%
North Carolina	11	$1,333,104.38	0.47%	8.969%	89.15%	612	98.36%	88.29%
Ohio	12	$1,133,191.51	0.40%	9.038%	87.77%	622	52.87%	56.46%
Oklahoma	8	$864,437.68	0.30%	9.361%	87.33%	606	88.95%	84.06%
Oregon	21	$3,566,347.90	1.25%	8.513%	79.71%	620	71.00%	81.19%
Pennsylvania	9	$1,204,111.67	0.42%	8.256%	84.95%	627	85.55%	93.13%
Rhode Island	3	$158,329.26	0.06%	11.565%	100.00%	652	0.00%	0.00%
South Carolina	3	$447,696.63	0.16%	8.592%	81.60%	625	100.00%	91.98%
South Dakota	3	$105,736.31	0.04%	11.797%	100.00%	656	78.45%	0.00%
Tennessee	9	$967,040.69	0.34%	8.931%	86.57%	608	73.52%	87.25%
Texas	114	$10,005,056.04	3.51%	8.585%	86.61%	641	59.94%	53.17%
Utah	1	$164,851.53	0.06%	9.940%	100.00%	583	100.00%	100.00%
Virginia	24	$5,737,410.02	2.01%	8.020%	84.72%	659	28.67%	51.80%
Washington	28	$5,785,119.42	2.03%	8.268%	83.48%	639	40.93%	87.11%
West Virginia	1	$59,918.84	0.02%	9.950%	100.00%	614	0.00%	100.00%
Wisconsin	6	$471,683.23	0.17%	9.261%	85.86%	652	9.39%	70.69%
Total	1,359	$284,805,759.34	100.00%	8.392%	84.49%	640	40.93%	77.21%